Filed Pursuant to Rule 424(b)(5)
Registration No. 333-275762

PROSPECTUS

$300,000,000

ORDINARY SHARES

DEBT SECURITIES

WARRANTS

UNITS

Offered by Allego N.V.

and

197,837,067 ORDINARY SHARES

Offered by the Selling Securityholder

Allego N.V., a public limited liability company (naamloze vennootschap) governed by the laws of the Netherlands, having its registered office at Westervoortsedijk 73 KB, 6827 AV Arnhem, the Netherlands (the “Company” or “Allego”) may from time to time issue, offer and sell ordinary shares, with a nominal value of € 0.12 per share (“Ordinary Shares”), senior debt securities, subordinated debt securities, warrants or units (collectively, the “Primary Offering Securities”) in one or more offerings of up to $300,000,000 in aggregate offering price.

In addition, this prospectus also relates to the offer and resale from time to time by Madeleine Charging B.V., a Dutch private limited liability company (“Madeleine” or the “Selling Securityholder”) or its permitted transferees, of up to 197,837,067 Ordinary Shares (the “Resale Shares”), which were originally issued in connection with the Business Combination (as defined below), through any means described in the section entitled “Plan of Distribution.” We refer to the Primary Offering Securities and the Resale Shares, collectively, as the “Securities.”

The Business Combination is described in greater detail in our annual report on Form 20-F for the fiscal year ended December 31, 2022, filed with the SEC on May 16, 2023 (the “2022 Form 20-F”), incorporated by reference in this prospectus.

We will receive proceeds from the issuance and sale of our Primary Offering Securities. We will not receive proceeds from the sale of Resale Shares by the Selling Securityholder. We will pay the expenses, other than underwriting discounts and commissions, associated with the sale of Resale Shares pursuant to this prospectus, as described in the section titled “Plan of Distribution.”

Our registration of the Securities covered by this prospectus does not mean that either we or the Selling Securityholder will offer or sell, as applicable, any of the Securities. We or the Selling Securityholder may offer and sell the Securities covered by this prospectus in a number of different ways and at varying prices. We provide more information about how we or the Selling Securityholder may sell the Securities in the section entitled “Plan of Distribution.”

We are a “foreign private issuer” under applicable Securities and Exchange Commission rules and New York Stock Exchange (“NYSE”) corporate governance rules and an “emerging growth company” as that term is defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and are eligible for reduced public company disclosure requirements. Additionally, Madeleine, our majority shareholder, owns approximately 73.0% of the Ordinary Shares and has the right to direct the voting of an additional approximately 15.2% of our outstanding Ordinary Shares, pursuant to an irrevocable voting power of attorney granted by another investor in the Company. As a result, Madeleine controls matters requiring shareholder or board approval, including the election of directors. Accordingly, we are also a “controlled company” under NYSE corporate governance rules and are eligible for certain exemptions from these rules.

Our Ordinary Shares are listed on NYSE under the symbol “ALLG.” On December 6, 2023, the last reported sale price of our Ordinary Shares was $1.17 per share.

Prior to the extraordinary meeting of Spartan in connection with the Business Combination, holders of 54,092,418 shares of Spartan Class A Common Stock exercised their right to redeem those shares for cash at a price of approximately $10.00 per share, for an aggregate of $540,984,673, which represented approximately 98.0% of the total Spartan Class A Common Stock then outstanding. The total Resale Shares being offered for resale in this prospectus represent approximately 73.0% of our current total outstanding Ordinary Shares. The Resale Shares represent a substantial percentage of our total outstanding Ordinary Shares as of the date of this prospectus. The sale of all securities being offered in this prospectus could result in a significant decline in the public trading price of our Ordinary Shares. Based on the closing price of our Ordinary Shares referenced above, the Selling Securityholder may experience potential loss of up to $8.83 per Ordinary Share. The public holders of our Ordinary Shares may not experience a similar rate of return on the Ordinary Shares they purchase due to differences in the purchase prices and the current trading price.

You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities. Investing in the Company’s securities involves risks. See “Risk Factors” beginning on page 12 of this prospectus and any risk factors described in any applicable prospectus supplement and in our SEC filings that are incorporated by reference in this prospectus, including our most recent Annual Report on Form 20-F.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

PROSPECTUS DATED DECEMBER 7, 2023

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we and the Selling Securityholder may, from time to time, offer and sell the Securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the Securities that we and the Selling Securityholder may offer. Each time we sell Securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. More specific terms of any Ordinary Shares that the Selling Securityholder offers and sells may be provided in a prospectus supplement.

A prospectus supplement may also add, update or change information included in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should rely only on the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

We have not and the Selling Securityholder has not authorized any other person to provide you with different or additional information. Neither we nor the Selling Securityholder take responsibility for, nor can we provide assurance as to the reliability of, any other information that others may provide. The information contained in this prospectus, any applicable prospectus supplement or any document incorporated by reference in this prospectus is accurate only as of their respective dates or as of the dates stated therein, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or the documents incorporated by reference in this prospectus, and our business, financial condition, results of operations and/or prospects may have changed since those dates. This prospectus contains summaries of certain provisions contained in some of the documents described in this prospectus, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to in this prospectus have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described under “Where You Can Find More Information.”

Neither we nor the Selling Securityholder are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. Except as otherwise set forth in this prospectus, we have not and the Selling Securityholder has not taken any action to permit a public offering of these securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this prospectus outside the United States.

This prospectus and any document incorporated by reference to this prospectus may contain references to our trademarks and to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus and any document incorporated by reference to this prospectus, including logos, artwork and other visual displays may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend our use or display of other companies’ trade name or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

Certain amounts that appear, or are incorporated by reference, in this prospectus may not sum due to rounding.

INDUSTRY AND MARKET DATA

In this prospectus, including information in any document incorporated by reference herein, we present industry data, forecasts, information and statistics regarding the markets in which Allego competes as well as Allego management’s analysis of statistics, data and other information that it has derived from third-parties, including independent consultant reports, publicly available information, various industry publications and other published industry sources, including: (i) traffic data from governmental agencies, such as Germany’s BAST (Bundesanstalt für Straßenwesen), the Netherlands’ Rijkswaterstaat, and the United Kingdom’s Department of Transport, (ii) population data from EUROSTAT, (iii) registered cars data from governmental statistics agencies, such as Germany’s Kraftfahrt Bundesamt, the Netherlands’ CBS (Centraal Bureau voor de Statistiek) and the United Kingdom’s Department of Transport, (iv) electric vehicle sales forecasts from consultancy firms, such as ING, UBS, BCG and Navigant, (v) electric vehicle sales data from the European Automobile Manufacturers’ Association, and (vi) industry growth forecasts from BloombergNEF. Independent consultant reports, industry publications and other published industry sources generally indicate that the information contained therein was obtained from sources believed to be reliable. Such information is supplemented where necessary with our own internal estimates and information obtained from discussions with our customers, taking into account publicly available information about other industry participants and our management’s judgment where information is not publicly available. This information appears in the 2022 Form 20-F in “Item 4.B. Information on the Company—Business Overview,” “Item 5. Operating and Financial Review and Prospectus” and other sections of the 2022 Form 20-F.

Although we believe that these third-party sources are reliable, we cannot guarantee the accuracy or completeness of this information, and we have not independently verified this information. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this prospectus or any document incorporated by reference in this prospectus. These forecasts and forward-looking information are subject to uncertainty and risk due to a variety of factors, including those described under “Risk Factors.” These and other factors could cause results to differ materially from those expressed in any forecasts or estimates. Some market data and statistical information are also based on our good faith estimates, which are derived from management’s knowledge of our industry and such independent sources referred to above. Certain market, ranking and industry data included elsewhere in this prospectus or any document incorporated by reference in this prospectus, including the size of certain markets and our size or position and the positions of our competitors within these markets, including its services relative to its competitors, are based on estimates by us. These estimates have been derived from Allego management’s knowledge and experience in the markets in which Allego operates, as well as information obtained from surveys, reports by market research firms, our customers, distributors, suppliers, trade and business organizations and other contacts in the markets in which Allego operates and have not been verified by independent sources.

Unless otherwise noted, all of Allego’s market share and market position information presented in this prospectus or any document incorporated by reference in this prospectus is an approximation. Allego’s market share and market position, unless otherwise noted, are based on Allego’s volume relative to the estimated volume in the markets served by Allego’s business segments. References herein to Allego being a leader in a market or product category refer to Allego management’s belief that Allego has a leading market share position in each specified market, unless the context otherwise requires. As there are no publicly available sources supporting this belief, it is based solely on Allego management’s internal analysis of Allego volume as compared to the estimated volume of its competitors.

Internal data and estimates are based upon information obtained from trade and business organizations and other contacts in the markets in which Allego operates and Allego management’s understanding of industry conditions. Although we believe that such information is reliable, this information has not been verified by any independent sources.

FREQUENTLY USED TERMS

Unless otherwise stated or unless the context otherwise requires, all references to “we,” “us,” “our,” “Allego,” or the “Company” in this prospectus refer to (i) Allego Holding B.V. and its subsidiaries prior to the consummation of the Business Combination and (ii) Allego N.V. (the successor to Athena Pubco B.V.) and its subsidiaries, including Allego Holding and Spartan, following the consummation of the Business Combination.

In this prospectus:

“2022 Form 20-F” means our annual report on Form 20-F for the fiscal year ended December 31, 2022, filed with the SEC on May 16, 2023.

“Allego Holding” means Allego Holding B.V., a Dutch private limited liability company (besloten vennootschap met beperkte aansprakelijkheid).

“Articles” means the articles of association of Allego N.V. contained in the notarial deed of conversion and amendment of the articles of association of Allego N.V., dated March 16, 2023.

“Board” means the board of directors of Allego.

“Business Combination” means the transactions contemplated by the Business Combination Agreement.

“Business Combination Agreement” means the Business Combination Agreement and Plan of Reorganization, dated as of July 28, 2021, by and among Allego, Allego Holding, Spartan, Madeleine, and, solely with respect to the sections specified therein, E8 Investor.

“Closing” means the consummation of the Business Combination.

“Closing Date” means March 16, 2022, the date on which the Closing took place.

“E8 Investor” means E8 Partenaires, a French société par actions simplifée.

“EV” means electric vehicle.

“General Meeting” means the general meeting of Allego.

“Madeleine” means Madeleine Charging B.V., a Dutch private limited liability company (besloten vennootschap met beperkte aansprakelijkheid), whose indirect parent entities are managed by Meridiam.

“Meridiam” means Meridiam S.A.S.

“Ordinary Shares” means the ordinary shares of Allego N.V., with a nominal value of € 0.12 per share.

“Spartan” means Spartan Acquisition Corp. III, a Delaware corporation.

“Spartan Class A Common Stock” means Spartan’s Class A common stock, par value $0.0001 per share.

“Sponsor” means Spartan Acquisition Sponsor III LLC, a Delaware limited liability company.

CONVENTIONS WHICH APPLY TO THIS PROSPECTUS

In this prospectus and any document incorporated by reference here, unless otherwise specified or the context otherwise requires:

“$,” “USD” and “U.S. dollar” each refers to the United States dollar; and

“€,” “EUR” and “euro” each refers to the lawful currency of certain participating member states of the European Union.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus, as well as the exhibits hereto and the information incorporated by reference herein, contain forward-looking statements as defined in Section 27A of the Securities Act, Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995, that involve significant risks and uncertainties. The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking information to encourage companies to provide prospective information about themselves. We rely on this safe harbor in making these forward-looking statements. All statements other than statements of historical facts are forward-looking statements. These forward-looking statements include information about our possible or assumed future results of operations or our performance. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Words such as, “anticipate,” “appear,” “approximate,” “believe,” “continue,” “could,” “estimate,” “expect,” “foresee,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “would” and variations of such words and similar expressions (or the negative version of such words or expressions) may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The risk factors and cautionary language referring to or incorporated by reference in this prospectus provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations described in our forward-looking statements, including among other things, the items identified in the section entitled “Risk Factors” of this prospectus. Forward-looking statements in this prospectus or incorporated by reference may include, for example, statements about:

•	changes adversely affecting Allego’s business;

•	the price and availability of electricity and other energy sources;

•	the risks associated with vulnerability to industry downturns and regional or national downturns;

•	fluctuations in Allego’s revenue and operating results;

•	unfavorable conditions or further disruptions in the capital and credit markets;

•	Allego’s ability to generate cash, service indebtedness and incur additional indebtedness;

•	competition from existing and new competitors;

•	the growth of the electric vehicle market;

•	Allego’s ability to integrate any business it may acquire;

•	Allego’s ability to recruit and retain experienced personnel;

•	risks related to legal proceedings or claims, including liability claims;

•	Allego’s dependence on third-party contractors to provide various services;

•	data security breaches or other network outages;

•	Allego’s ability to obtain additional capital on commercially reasonable terms;

•	Allego’s ability to remediate its material weaknesses in internal control over financial reporting;

•	the impact of COVID-19 and other pandemics, including related supply chain disruptions and expense increases;

•	general economic or political conditions, including the Russia/Ukraine conflict or increased trade restrictions between the United States, Russia, China and other countries; and

•	other risks and uncertainties described in this prospectus, including those under the section entitled “Risk Factors,” as well as in the 2022 Form 20-F.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. Although we believe that the expectations reflected in such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. These statements involve known and unknown risks and are based upon a number of assumptions and estimates, which are inherently subject to significant uncertainties and contingencies, many of which are beyond our control.

Actual results may differ materially from those expressed or implied by such forward-looking statements. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus. This summary does not contain all of the information you should consider before investing in the Company’s securities. Before making an investment decision, you should read this entire prospectus carefully, especially the section entitled “Risk Factors,” the financial statements and related notes thereto, the documents incorporated by reference in this prospectus and the other documents to which this prospectus refers. Some of the statements in this prospectus constitute forward-looking statements that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements” for more information. See also the section entitled “Where You Can Find More Information.”

Allego N.V.

Overview

Allego operates one of the largest pan-European EV public charging networks and is a provider of high value-add EV charging services to third-party customers. Its large, vehicle-agnostic European public network offers easy access for all EV car, truck and bus drivers. As of September 30, 2023, Allego owns or operates almost 35,000 charging ports and over 17,000 public and private sites across 16 countries and has had over a million network users, approximately 79% of which are recurring users as of September 30, 2023. In addition, it provides a wide variety of EV-related services including site design and technical layout, authorization and billing, and operations and maintenance to more than 400 customers that include fleets and corporations, charging hosts, original equipment manufacturers (“OEMs”), and municipalities.

Corporate Information

Allego was formed under the laws of the Netherlands in 2021 as a private limited liability company (besloten venootschap met beperkte aansprakelijkeid) and was converted into a public limited liability company (naamloze vennootschap) on the Closing Date. The mailing address of Allego’s registered office is Westervoortsedijk 73 KB, 6827 AV Arnhem, the Netherlands, and Allego’s phone number is +31 (0) 88 033 3033. Allego’s principal website address is www.allego.eu. We do not incorporate the information contained on, or accessible through, Allego’s websites into this prospectus, and you should not consider it as a part of this prospectus. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The SEC’s website is www.sec.gov.

Implications of Being an “Emerging Growth Company,” a “Foreign Private Issuer” and a “Controlled Company”

The Company qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As an “emerging growth company,” the Company may take advantage of certain exemptions from specified disclosure and other requirements that are otherwise generally applicable to public companies. These exemptions include:

•

not being required to comply with the auditor attestation requirements for the assessment of our internal control over financial reporting provided by Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”);

•	reduced disclosure obligations regarding executive compensation; and

•	not being required to hold a nonbinding advisory vote on executive compensation or seek shareholder approval of any golden parachute payments not previously approved.

The Company may take advantage of these reporting exemptions until it is no longer an “emerging growth company.”

The Company is also considered a “foreign private issuer” and will report under the Exchange Act as a non-U.S. company with “foreign private issuer” status. This means that, even after the Company no longer qualifies as an “emerging growth company,” as long as it qualifies as a “foreign private issuer” under the Exchange Act, it will be exempt from certain provisions of the Exchange Act that are applicable to U.S. public companies, including:

•	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

•

the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time;

•

the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events; and

•	the SEC rules on disclosure of compensation on an individual basis, unless individual disclosure is required in our home country (the Netherlands) or is otherwise publicly disclosed by us.

The Company may take advantage of these reporting exemptions until such time as it is no longer a “foreign private issuer.” The Company could lose its status as a “foreign private issuer” under current SEC rules and regulations if more than 50% of the Company’s outstanding voting securities become directly or indirectly held of record by U.S. holders and any one of the following is true: (i) the majority of the Company’s directors or executive officers are U.S. citizens or residents; (ii) more than 50% of the Company’s assets are located in the United States; or (iii) the Company’s business is administered principally in the United States.

The Company may choose to take advantage of some but not all of these reduced burdens. The Company has taken advantage of reduced reporting requirements in this prospectus. Accordingly, the information contained in this prospectus may be different from the information you receive from the Company’s competitors that are public companies, or other public companies in which you have made an investment.

For purposes of NYSE listing rules, the Company is a “controlled company.” Under NYSE listing rules, controlled companies are companies of which more than 50% of the voting power for the election of directors is held by an individual, a group, or another company. Madeleine owns approximately 73.0% of the outstanding Ordinary Shares and has the right to direct the voting of an additional approximately 15.2% of our outstanding Ordinary Shares, pursuant to an irrevocable voting power of attorney granted by another investor in the Company. Accordingly, although the Company will be eligible to take advantage of certain exemptions from certain NYSE corporate governance standards, it currently does not intend to do so except for the quorum requirement discussed above.

Recent Developments

Warrant Exchange Offer

On October 3, 2023, we announced the closing of the exchange offer (the “Warrant Exchange Offer”) and consent solicitation (the “Consent Solicitation”) relating to our outstanding Warrants to purchase Ordinary Shares, which traded on the NYSE under the symbol “ALLG.WS,” to receive 0.23 Ordinary Shares in exchange for each outstanding Warrant tendered by the holder and exchanged pursuant to the Warrant Exchange Offer. At the closing of the Warrant Exchange Offer, we issued 2,996,918 Ordinary Shares in exchange for the tendered Warrants. We also announced our intention to exchange all remaining untendered Warrants for Ordinary Shares in accordance with the terms of the Warrant Agreement, as amended by the Warrant Amendment dated October 3, 2023 (the “Warrant Amendment”), by and between the Company and Continental Stock Transfer & Trust Company, which governs the Warrants.

The Warrant Exchange Offer and Consent Solicitation expired at midnight (end of day), Eastern Standard Time on September 28, 2023. A total of 13,029,838 Warrants, or approximately 94.4% of the outstanding Warrants were validly tendered and not validly withdrawn in the Warrant Exchange Offer and Consent Solicitation, and therefore such Warrants consented to the Warrant Amendment. Because consents were received from holders of more than 50% of the outstanding Warrants, the Warrant Amendment was approved.

The Warrant Amendment amended the Warrant Agreement to provide us with the right to mandatorily exchange our remaining outstanding Warrants for Ordinary Shares at an exchange ratio of 0.207 Ordinary Shares for each Warrant, which is a ratio 10% less than the exchange ratio applicable to the Warrant Exchange Offer. We exercised our right, under the Warrant Amendment, to require the exchange of not less than all of the Warrants for Ordinary Shares upon notice to the registered holders of the outstanding Warrants at least fifteen days prior to October 18, 2023, the exchange date fixed by us. We completed the exchange of our remaining outstanding Warrants for Ordinary Shares and the Warrants were delisted from the NYSE on October 18, 2023.

SUMMARY TERMS OF THE OFFERING

The summary below describes the principal terms of the offering. The “Description of Ordinary Shares” section of this prospectus contains a more detailed description of the Company’s securities.

We are registering up to $300,000,000 in aggregate offering price of Primary Offering Securities that we may from time to time offer and sell in one or more offerings.

We are also registering the resale by the Selling Securityholder or its permitted transferees of up to 197,837,067 Ordinary Shares. The securities being offered by this prospectus represent a substantial percentage of our outstanding Ordinary Shares, and the sale of such securities could cause the market price of our Ordinary Shares to decline significantly.

Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors.”

Issuance of Primary Offering Securities

Primary Offering Securities	Up to $300,000,000 in aggregate offering price of Primary Offering Securities that we may from time to time offer and sell in one or more offerings.

Resale of Ordinary Shares

Ordinary Shares offered by the Selling Securityholder	197,837,067

Offering Price	The Resale Shares offered by the Selling Securityholder under this prospectus may be offered and sold at prevailing market prices, privately negotiated prices or such other prices as the Selling Securityholder may determine. See the section entitled “Plan of Distribution.”

Use of Proceeds	Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we intend to use the net proceeds from the sale of Primary Offering Securities for general corporate purposes. We will not receive any proceeds from the sale of the Resale Shares to be offered by the Selling Securityholder. See “Use of Proceeds.”

Dividend policy

We intend to retain all available funds and any future earnings to fund the further development and expansion of our business. Under Dutch law, we may only pay dividends and other distributions from our reserves to the extent our shareholders’ equity (eigen vermogen) exceeds the sum of its paid-in and called-up share capital plus the reserves we must maintain under Dutch law or the Articles and (if it concerns a distribution of profits) after adoption of Allego’s statutory annual accounts by the General Meeting from which it appears that such dividend distribution is allowed. Subject to those restrictions, any future determination to pay dividends or other distributions from its reserves will be at the discretion of the Board and will depend upon a number of factors, including our results of operations, financial condition, future prospects, contractual restrictions, restrictions imposed by applicable law and other factors we deem relevant. See the section entitled “Dividend Policy” for more information.

Market for our securities	Our Ordinary Shares are listed on NYSE under the symbol “ALLG.”

Risk factors	Investing in our securities involves a high degree of risk. See “Risk Factors” for a description of certain of the risks you should consider before investing in the Company.

RISK FACTORS

An investment in the Company’s securities carries a high degree of risk. Before you decide to purchase the Company’s securities, you should carefully consider all risk factors set forth in this prospectus, any applicable prospectus supplement and the documents incorporated by reference in this prospectus, including the factors discussed under the heading “Risk Factors” in the 2022 Form 20-F or any updates in our current reports on Form 6-K, which may be amended, supplemented or superseded from time to time by the other reports we file with the SEC in the future or by information in the applicable prospectus supplement. See “Incorporation of Certain Documents by Reference.” The risks and uncertainties we have described are not the only risks we face. Additional risks and uncertainties of which we are not presently aware or that we currently deem immaterial could also affect our business operations and financial condition. If any of these risks actually occur, our business, financial condition, results of operations or prospects could be materially affected. As a result, the trading price of the Company’s securities could decline and you could lose part or all of your investment.

USE OF PROCEEDS

Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we intend to use the net proceeds from the issuance and sale by us of the Primary Offering Securities for general corporate purposes.

All of the Resale Shares offered by the Selling Securityholder pursuant to this prospectus will be sold by the Selling Securityholder for its account. We will not receive any of the proceeds from these sales.

DIVIDEND POLICY

Allego has never paid or declared any cash dividends in the past, and Allego does not anticipate paying any cash dividends in the foreseeable future. Allego intends to retain all available funds and any future earnings to fund the further development and expansion of its business. Under Dutch law, Allego may only pay dividends and other distributions from its reserves to the extent its shareholders’ equity (eigen vermogen) exceeds the sum of its paid-in and called-up share capital plus the reserves Allego must maintain under Dutch law or the Articles and (if it concerns a distribution of profits) after adoption of Allego’s statutory annual accounts by the General Meeting from which it appears that such dividend distribution is allowed. Subject to those restrictions, any future determination to pay dividends or other distributions from its reserves will be at the discretion of the Board and will depend upon a number of factors, including Allego’s results of operations, financial condition, future prospects, contractual restrictions, restrictions imposed by applicable law and other factors Allego deems relevant.

Under the Articles, the Board may decide that all or part of the profits shown in Allego’s adopted statutory annual accounts will be added to Allego’s reserves. After reservation of any such profits, any remaining profits will be at the disposal of the General Meeting at the proposal of the Board for distribution on the Ordinary Shares, subject to applicable restrictions of Dutch law. The Board is permitted, subject to certain requirements and applicable restrictions of Dutch law, to declare interim dividends without the approval of the General Meeting. Dividends and other distributions shall be made payable no later than a date determined by the Board. Claims to dividends and other distributions not made within five years from the date that such dividends or distributions became payable will lapse and any such amounts will be considered to have been forfeited to Allego (verjaring).

Allego may reclaim any distributions, whether interim or not interim, made in contravention of certain restrictions of Dutch law from shareholders that knew or should have known that such distribution was not permissible. In addition, on the basis of Dutch case law, if after a distribution Allego is not able to pay its due and collectable debts, then its shareholders or directors who at the time of the distribution knew or reasonably should have foreseen that result may be liable to Allego’s creditors. Allego has never declared or paid any cash dividends and Allego has no plan to declare or pay any dividends in the foreseeable future on Ordinary Shares. Allego currently intends to retain any earnings for future operations and expansion.

Since Allego is a holding company, its ability to pay dividends will be dependent upon the financial condition, liquidity and results of operations of, and Allego’s receipt of dividends, loans or other funds from, its subsidiaries. Allego’s subsidiaries are separate and distinct legal entities and have no obligation to make funds available to Allego. In addition, there are various statutory, regulatory and contractual limitations and business considerations on the extent, if any, to which Allego’s subsidiaries may pay dividends, make loans or otherwise provide funds to Allego.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of September 30, 2023, on:

•	a historical basis for the Company; and

•

an unaudited adjusted basis, after giving effect to the exchange in full of the Warrants. Resulting in the issuance of 2,996,918 Ordinary Shares in exchange for the tendered Warrants at closing of the Warrant Exchange Offer, calculated as of October 3, 2023. Furthermore, 159,712 Ordinary Shares were issued in exchange for the remaining outstanding Warrants because of the Warrant Amendment, calculated as of October 18, 2023. See “Prospectus Summary—Recent Developments.”

The information in this table should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Exhibit 99.2 to our Report of Foreign Private Issuer on Form 6-K furnished on November 28, 2023, and incorporated by reference into this prospectus and other financial information included in this prospectus or any prospectus supplement. Our historical results do not necessarily indicate our expected results for any future period.

As of September 30, 2023 (€ in thousands)	Actual (unaudited)	As Adjusted (unaudited)
Non-current assets	303,312	303,312
Cash and cash equivalents	28,829	28,829
Other current assets	108,228	108,228

Total assets	440,369	440,369
Current liabilities	113,150	107,679
Non-current liabilities	376,045	376,045
Total liabilities	489,195	483,724
Share capital	32,142	32,521
Share Premium	364,928	371,013

Reserves	(10,075)	(10,075)

Accumulated deficit	(436,331)	(437,324)

Non-controlling interests	510	510
Total shareholders’ equity	(48,826)	(43,355)

DESCRIPTION OF ORDINARY SHARES

This section of the prospectus includes a description of material terms of the Articles and of applicable Dutch law. The following description is intended as a summary only and does not constitute legal advice regarding those matters and should not be regarded as such. The description is qualified in its entirety by reference to the complete text of the Articles, of which an unofficial English translation is attached as an exhibit to this prospectus. We urge you to read the full text of the Articles.

Overview

Allego was incorporated pursuant to Dutch law on June 3, 2021. Allego’s corporate affairs are governed by the Articles, the rules of the Board, Allego’s other internal rules and policies and by Dutch law. Allego is registered with the Dutch Trade Register under number 73283754. Allego’s corporate seat is in Arnhem, the Netherlands, and Allego’s office address is Westervoortsedijk 73 KB, 6827 AV Arnhem, the Netherlands. As of the date of this prospectus, Allego is a Dutch public limited liability company (naamloze vennootschap).

Share Capital

Authorized Share Capital

As of the date of this prospectus, Allego has an authorized share capital in the amount of € 108,000,000, divided into 900,000,000 Ordinary Shares, each with a nominal value of € 0.12. Under Dutch law, Allego’s authorized share capital is the maximum capital that Allego may issue without amending the Articles. An amendment of the Articles would require a resolution of General Meeting upon proposal by the Board.

The Articles provide that, for as long as any Ordinary Shares are admitted to trading on NYSE or on any other regulated stock exchange operating in the United States, the laws of the State of New York shall apply to the property law aspects of Ordinary Shares reflected in the register administered by Allego’s transfer agent, subject to certain overriding exceptions under Dutch law. Such provision has been publicly announced in accordance with applicable law.

Ordinary Shares

The following summarizes the material rights of holders of Ordinary Shares:

•	each holder of Ordinary Shares is entitled to one vote per Ordinary Share on all matters to be voted on by shareholders generally, including the appointment of directors;

•	there are no cumulative voting rights;

•	the holders of Ordinary Shares are entitled to dividends and other distributions as may be declared from time to time by Allego out of funds legally available for that purpose, if any;

•

upon Allego’s liquidation and dissolution, the holders of Ordinary Shares will be entitled to share ratably in the distribution of all of Allego’s assets remaining available for distribution after satisfaction of all Allego’s liabilities; and

•

the holders of Ordinary Shares have pre-emption rights in case of share issuances or the grant of rights to subscribe for shares, except if such rights are limited or excluded by the corporate body authorized to do so and except in such cases as provided by Dutch law and the Articles.

Shareholders’ Register

Pursuant to Dutch law and the Articles, Allego must keep its shareholders’ register accurate and current. The Board keeps the shareholders’ register and records names and addresses of all holders of registered shares, showing the date on which the shares were acquired, the date of the acknowledgement by or notification of Allego as well as the amount paid on each share. The register also includes the names and addresses of those with a right of usufruct (vruchtgebruik) on registered shares belonging to another or a pledge (pandrecht) in respect of such shares.

Allego may issue share certificates (aandeelbewijzen) for registered shares in such form as may be approved by the Board.

Limitations on the Rights to Own Securities

Ordinary Shares may be issued to individuals, corporations, trusts, estates of deceased individuals, partnerships and unincorporated associations of persons. The Articles contain no limitation on the rights to own Allego’s shares and no limitation on the rights of non-residents of the Netherlands or foreign shareholders to hold or exercise voting rights.

Limitation on Liability and Indemnification Matters

Under Dutch law, the members of the Board may be held liable for damages in the event of improper or negligent performance of their duties. They may be held jointly and severally liable for damages to Allego and to third parties for infringement of the Articles or of certain provisions of Dutch law. In certain circumstances, they may also incur additional specific civil and criminal liabilities. Subject to certain exceptions, the Articles provide for indemnification of Allego’s current and former directors and other current and former officers and employees as designated by the Board. No indemnification under the Articles shall be given to an indemnified person:

•

if a competent court or arbitral tribunal has established, without having (or no longer having) the possibility for appeal, that the acts or omissions of such indemnified person that led to the financial losses, damages, expenses, suit, claim, action or legal proceedings as described above are of an unlawful nature (including acts or omissions which are considered to constitute malice, gross negligence, intentional recklessness and/or serious culpability attributable to such indemnified person);

•

to the extent that his or her financial losses, damages and expenses are covered under insurance and the relevant insurer has settled, or has provided reimbursement for, these financial losses, damages and expenses (or has irrevocably undertaken to do so);

•

in relation to proceedings brought by such indemnified person against Allego, except for proceedings brought to enforce indemnification to which he or she is entitled pursuant to the Articles, pursuant to an agreement between such indemnified person and Allego which has been approved by the Board or pursuant to insurance taken out by Allego for the benefit of such indemnified person; and

•	for any financial losses, damages or expenses incurred in connection with a settlement of any proceedings effected without Allego’s prior consent.

Under the Articles, the Board may stipulate additional terms, conditions and restrictions in relation to the indemnification described above.

General Meeting of Shareholders and Voting Rights

General Meeting of Shareholders

General Meetings may be held in Amsterdam, Arnhem, Assen, The Hague, Haarlem, ‘s-Hertogenbosch, Groningen, Leeuwarden, Lelystad, Maastricht, Middelburg, Rotterdam, Schiphol (Haarlemmermeer), Utrecht or Zwolle, all in the Netherlands. The annual General Meeting must be held within six months of the end of each financial year. Additional extraordinary General Meetings may also be held, whenever considered appropriate by the Board and shall be held within three months after the Board has considered it to be likely that Allego’s shareholders’ equity (eigen vermogen) has decreased to an amount equal to or lower than half of Allego’s paid-in and called up share capital, in order to discuss the measures to be taken if so required.

Pursuant to Dutch law, one or more shareholders or others with meeting rights under Dutch law who jointly represent at least one-tenth of Allego’s issued share capital may request Allego to convene a General Meeting, setting out in detail the matters to be discussed. If the Board has not taken the steps necessary to ensure that such meeting can be held within six weeks after the request, the proponent(s) may, on their application, be authorized by a competent Dutch court in preliminary relief proceedings to convene a General Meeting. The court shall disallow the application if it does not appear that the proponent(s) has/have previously requested the Board to convene a General Meeting and the Board has not taken the necessary steps so that the General Meeting could be held within six weeks after the request.

A General Meeting must be convened by an announcement published in a Dutch daily newspaper with national distribution. The notice must state the agenda, the time and place of the meeting, the record date (if any), the procedure for participating in the General Meeting by proxy, as well as other information as required by Dutch law. Allego will observe the statutory minimum convening notice period for a General Meeting. The agenda for the annual General Meeting shall include, among other things, the adoption of Allego’s statutory annual accounts, appropriation of Allego’s profits and proposals relating to the composition of the Board, including the filling of any vacancies. In addition, the agenda shall include such items as have been included therein by the Board. The agenda shall also include such items requested by one or more shareholders or others with meeting rights under Dutch law representing at least 3% of Allego’s issued share capital. These requests must be made in writing or by electronic means and received by the Board at least 60 days before the day of the meeting. No resolutions shall be adopted on items other than those that have been included in the agenda.

In accordance with the Dutch Corporate Governance Code and the Articles, shareholders having the right to put an item on the agenda under the rules described above shall exercise such right only after consulting the Board in that respect. If one or more shareholders intend to request that an item be put on the agenda that may result in a change in Allego’s strategy (for example, the dismissal of members of the Board), the Board must be given the opportunity to invoke a reasonable period of up to 180 days to respond to the shareholders’ intentions. If invoked, the Board must use such response period for further deliberation and constructive consultation, in any event with the shareholders(s) concerned, and must explore the alternatives. At the end of the response time, the Board must report on this consultation and the exploration of alternatives to the General Meeting. The response period may be invoked only once for any given General Meeting and shall not apply: (a) in respect of a matter for which either a response period or a statutory cooling-off period (as described below) has been previously invoked; or (b) if a shareholder holds at least 75% of Allego’s issued share capital as a consequence of a successful public bid.

Moreover, the Board can invoke a cooling-off period of up to 250 days when shareholders, using either their shareholder proposal right or their right to request a General Meeting, propose an agenda item for the General Meeting to dismiss, suspend or appoint a member of the Board (or to amend any provision in the Articles dealing with those matters) or when a public offer for Allego is made or announced without Allego’s support, provided, in each case, that the Board believes that such proposal or offer materially conflicts with the interests of Allego and its business. During a cooling-off period, the General Meeting cannot dismiss, suspend or appoint members of the Board (or amend the provisions in the Articles dealing with those matters) except at the proposal of the Board. During a cooling-off period, the Board must gather all relevant information necessary for a careful decision-making process and at least consult with shareholders representing 3% or more of Allego’s issued share capital at the time the cooling-off period was invoked, as well as with Allego’s Dutch works council (if we or, under certain circumstances, any of our subsidiaries would have one). Formal statements expressed by these stakeholders during such consultations must be published on Allego’s website to the extent these stakeholders have approved that publication. Ultimately one week following the last day of the cooling-off period, the Board of directors must publish a report in respect of its policy and conduct of affairs during the cooling-off period on Allego’s website. This report must remain available for inspection by shareholders and others with meeting rights under Dutch law at Allego’s office and must be tabled for discussion at the next General Meeting. Shareholders representing at least 3% of Allego’s issued share capital may request the Dutch Enterprise Chamber of the Amsterdam Court of Appeals (the “Enterprise Chamber”) (Ondernemingskamer) for early termination of the cooling-off period. The Enterprise Chamber must rule in favor of the request if the shareholders can demonstrate that:

a. the Board, in light of the circumstances at hand when the cooling-off period was invoked, could not reasonably have come to the conclusion that the relevant shareholder proposal or hostile offer constituted a material conflict with the interests of Allego and its business;

b. the Board cannot reasonably believe that a continuation of the cooling-off period would contribute to careful policy-making; and

c. if other defensive measures have been activated during the cooling-off period and not terminated or suspended at the relevant shareholders’ request within a reasonable period following the request (i.e., no ‘stacking’ of defensive measures).

The General Meeting is presided over by the chairperson of the Board. If no chairperson has been elected or if he or she is not present at the meeting, the General Meeting shall be presided over by the vice-chairperson of the Board. If no vice-chairperson has been elected or if he or she is not present at the meeting, the General Meeting shall be presided over by a person designated in accordance with the Articles. Directors may always attend a General Meeting. In these meetings, they have an advisory vote. The chairperson of the General Meeting may decide at his or her discretion to admit other persons to the meeting.

All shareholders and others with meeting rights under Dutch law are authorized to attend the General Meeting, to address the meeting and, in so far as they have such right, to vote pro rata to his or her shareholding. Shareholders may exercise these rights, if they are the holders of Ordinary Shares on the record date, if any, as required by Dutch law, which is currently the 28th day before the day of the General Meeting. Under the Articles, shareholders and others with meeting rights under Dutch law must notify Allego in writing or by electronic means of their identity and intention to attend the General Meeting. This notice must be received by Allego ultimately on the seventh day prior to the General Meeting, unless indicated otherwise when such meeting is convened.

Each Ordinary Share confers the right on the holder to cast one vote at the General Meeting. Shareholders may vote by proxy. No votes may be cast at a General Meeting on Ordinary Shares held by Allego or its subsidiaries or on Ordinary Shares for which Allego or its subsidiaries hold depository receipts. Nonetheless, the holders of a right of usufruct (vruchtgebruik) and the holders of a right of pledge (pandrecht) in respect of Ordinary Shares held by Allego or its subsidiaries in its share capital are not excluded from the right to vote on such Ordinary Shares, if the right of usufruct (vruchtgebruik) or the right of pledge (pandrecht) was granted prior to the time such Ordinary Shares were acquired by Allego or any of its subsidiaries. Neither Allego nor any of its subsidiaries may cast votes in respect of an Ordinary Share on which Allego or such subsidiary holds a right of usufruct (vruchtgebruik) or a right of pledge (pandrecht). Ordinary Shares which are not entitled to voting rights pursuant to the preceding sentences will not be taken into account for the purpose of determining the number of shareholders that vote and that are present or represented, or the amount of the share capital that is provided or that is represented at a General Meeting.

Decisions of the General Meeting are taken by a simple majority of votes cast, except where Dutch law or the Articles provide for a qualified majority or unanimity.

Directors

Appointment of Directors

Allego’s directors are appointed by the General Meeting upon binding nomination by the Board. However, the General Meeting may at all times overrule a binding nomination by a resolution adopted by at least a two-thirds majority of the votes cast, provided such majority represents more than half of the issued share capital. If the General Meeting overrules a binding nomination, the Board shall make a new nomination.

The Board adopted a diversity policy for the composition of the Board, as well as a profile for the composition of the Board. The Board shall make any nomination for the appointment of a director with due regard to the rules and principles set forth in such diversity policy and profile, as applicable.

At a General Meeting, a resolution to appoint a director can only be passed in respect of candidates whose names are stated for that purpose in the agenda of that General Meeting or in the explanatory notes thereto.

Duties and Liabilities of Directors

Under Dutch law, the Board is charged with the management of Allego, subject to the restrictions contained in the Articles. The executive directors manage Allego’s day-to-day business and operations and implement Allego’s strategy. The non-executive directors focus on the supervision on the policy and functioning of the performance of the duties of all directors and Allego’s general state of affairs. The directors may divide their tasks among themselves in or pursuant to internal rules. Each director has a statutory duty to act in the corporate interest of Allego and its business. Under Dutch law, the corporate interest extends to the interests of all corporate stakeholders, such as shareholders, creditors, employees, customers and suppliers. The duty to act in the corporate interest of Allego also applies in the event of a proposed sale or break-up of Allego, provided that the circumstances generally dictate how such duty is to be applied and how the respective interests of various groups of stakeholders should be weighed.

Certain Other Major Transactions

The Articles and Dutch law provide that resolutions of the Board concerning a material change to the identity or the character of Allego or the business are subject to the approval of Allego shareholders at the General Meeting. Such changes include:

•	transferring the business or materially all of the business to a third-party;

•

entering into or terminating a long-lasting alliance of Allego or of a subsidiary either with another entity or company, or as a fully liable partner of a limited partnership or general partnership, if this alliance or termination is of significant importance for Allego; and

•

acquiring or disposing of an interest in the capital of a company by Allego or by a subsidiary with a value of at least one third of the value of the assets, according to the balance sheet with explanatory notes or, if Allego prepares a consolidated balance sheet, according to the consolidated balance sheet with explanatory notes in Allego’s most recently adopted annual accounts.

Dividends and Other Distributions

Dividends

Allego has never paid or declared any cash dividends in the past, and Allego does not anticipate paying any cash dividends in the foreseeable future. Allego intends to retain all available funds and any future earnings to fund the further development and expansion of its business. See the section entitled “Dividend Policy” for more information.

Exchange Controls

Under Dutch law, there are no exchange controls applicable to the transfer to persons outside of the Netherlands of dividends or other distributions with respect to, or of the proceeds from the sale of, shares of a Dutch company, subject to applicable restrictions under sanctions and measures, including those concerning export control, pursuant to European Union regulations, the Sanctions Act 1977 (Sanctiewet 1977) or other legislation, applicable anti-boycott regulations, applicable anti-money-laundering regulations and similar rules and provided that, under circumstances, payments of such dividends or other distributions must be reported to the Dutch Central Bank at their request for statistical purposes. There are no special restrictions in the Articles or Dutch law that limit the right of shareholders who are not citizens or residents of the Netherlands to hold or vote shares.

Squeeze-Out Procedure

A shareholder who holds at least 95% of Allego’s issued share capital for his or her own account, alone or together with group companies, may initiate proceedings against Allego’s other shareholders jointly for the transfer of their Ordinary Shares to such shareholder. The proceedings are held before the Enterprise Chamber, and can be instituted by means of a writ of summons served upon each of the other shareholders in accordance with the provisions of the Dutch Code of Civil Procedure (Wetboek van Burgerlijke Rechtsvordering). The Enterprise Chamber may grant the claim for squeeze-out in relation to the other shareholders and will determine the price to be paid for the Ordinary Shares, if necessary, after appointment of one or three experts who will offer an opinion to the Enterprise Chamber on the value to be paid for the Ordinary Shares of the other shareholders. Once the order to transfer becomes final before the Enterprise Chamber, the person acquiring the shares shall give written notice of the date and place of payment and the price to the holders of the Ordinary Shares to be acquired whose addresses are known to him. Unless the addresses of all of them are known to the acquiring person, such person is required to publish the same in a daily newspaper with a national circulation.

Dissolution and Liquidation

Under the Articles, Allego may be dissolved by a resolution of the General Meeting, subject to a proposal of the Board. In the event of a dissolution, the liquidation shall be effected by the Board, unless the General Meeting decides otherwise. During liquidation, the provisions of the Articles will remain in force as far as possible. To the extent that any assets remain after payment of all of Allego’s liabilities, any remaining assets shall be distributed to Allego’s shareholders in proportion to their number of Ordinary Shares.

Federal Forum Provision

Under the Articles, unless Allego consents in writing to the selection of an alternative forum, the sole and exclusive forum for any complaint asserting a cause of action arising under the Securities Act, or the Exchange Act, to the fullest extent permitted by applicable law, shall be the U.S. federal district courts. For further information regarding the limitations that the forum provision may impose and the uncertainty as to whether a court would enforce such provisions with respect to the Securities Act or the Exchange Act and the rules and regulations thereunder, see the section entitled “Risk Factors” in this prospectus and any risk factors described in any applicable prospectus supplement and in our SEC filings that are incorporated by reference in this prospectus.

Dividends and Other Distributions

A discussion of the changes in our share capital as of December 31, 2022 is contained in note 23 to our historical annual consolidated financial statements included in the 2022 Form 20-F and is incorporated by reference herein.

DESCRIPTION OF DEBT SECURITIES

The debt securities will be our direct general obligations. The debt securities will be either senior debt securities or subordinated debt securities and may be secured or unsecured and may be convertible into other securities, including our Ordinary Shares. The debt securities will be issued under one or more separate indentures between the Company and a financial institution that will act as trustee. Senior debt securities will be issued under a senior indenture. Subordinated debt securities will be issued under a subordinated indenture. Each of the senior indenture and the subordinated indenture is referred to individually as an indenture and collectively as the indentures. Each of the senior debt trustee and the subordinated debt trustee is referred to individually as a trustee and collectively as the trustees. The material terms of any indenture will be set forth in the applicable prospectus supplement.

We have summarized certain terms and provisions of the indentures. The summary is not complete and is subject to, and is qualified in its entirety to, all provisions of the applicable indenture. The indentures are subject to and governed by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The senior indenture and subordinated indenture are substantially identical, except for the provisions relating to subordination.

Neither indenture will limit the amount of debt securities that we may issue. We may issue debt securities up to an aggregate principal amount as we may authorize from time to time. The applicable prospectus supplement will describe the terms of any debt securities being offered. These terms will include some or all of the following:

•	classification as senior or subordinated debt securities;

•	ranking of the specific series of debt securities relative to other outstanding indebtedness, including subsidiaries’ debt;

•

if the debt securities are subordinated, the aggregate amount of outstanding indebtedness, as of a recent date, that is senior to the subordinated securities, and any limitation on the issuance of additional senior indebtedness;

•	the designation, aggregate principal amount and authorized denominations;

•	the date or dates on which the principal of the debt securities may be payable;

•	the rate or rates (which may be fixed or variable) per annum at which the debt securities shall bear interest, if any;

•

the date or dates from which such interest shall accrue, on which such interest shall be payable, and on which a record shall be taken for the determination of holders of the debt securities to whom interest is payable;

•	the place or places where the principal and interest shall be payable;

•

our right, if any, to redeem the debt securities, in whole or in part, at our option and the period or periods within which, the price or prices at which and any terms and conditions upon which such debt securities may be so redeemed, pursuant to any sinking fund or otherwise;

•

our obligation, if any, of the Company to redeem, purchase or repay any debt securities pursuant to any mandatory redemption, sinking fund or other provisions or at the option of a holder of the debt securities;

•	if other than denominations of $2,000 and any higher integral multiple of $1,000, the denominations in which the debt securities will be issuable;

•	if other than the currency of the United States, the currency or currencies, in which payment of the principal and interest shall be payable;

•	whether the debt securities will be issued in the form of global securities;

•	provisions, if any, for the defeasance of the debt securities;

•	any material U.S. federal income tax and any material Dutch tax considerations; and

•	other specific terms, including any deletions from, modifications of or additions to the events of default or covenants described below or in the applicable indenture.

The debt securities may take the form of notes issued as original issue discount securities. An original issue discount security is a note, including any zero coupon note, which:

•	is issued at a price lower than the amount payable upon its stated maturity; and

•	provides that upon redemption or acceleration of the maturity, an amount less than the amount payable upon the stated maturity, shall become due and payable.

The debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe any material U.S. federal income tax consequences and special tax considerations as well as any material Dutch tax considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations applicable to such debt securities.

Senior Debt

We may issue under the senior indenture the debt securities that will constitute part of our senior debt. These senior debt securities will rank equally and pari passu with all our other unsecured and unsubordinated debt.

Subordinated Debt

We may issue debt securities under the subordinated indenture that will constitute part of our subordinated debt. These subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner set forth in the subordinated indenture, to all our “senior indebtedness.” “Senior indebtedness” is defined in the subordinated indenture and generally includes obligations of, or guaranteed by, us for borrowed money, or as evidenced by bonds, debentures, notes or other similar instruments, or in respect of letters of credit or other similar instruments, or to pay the deferred purchase price of property or services, or as a lessee under capital leases, or as secured by a lien on any asset of ours. “Senior indebtedness” does not include the subordinated debt securities or any other obligations specifically designated as being subordinate in right of payment to, or pari passu with, the subordinated debt securities. In general, the holders of all senior indebtedness are first entitled to receive payment in full of such senior indebtedness before the holders of any of the subordinated debt securities are entitled to receive a payment on account of the principal or interest on the indebtedness evidenced by the subordinated debt securities in certain events. These events include:

•

subject to Dutch law, any insolvency or bankruptcy proceedings, or any receivership, dissolution, winding up, total or partial liquidation, reorganization or other similar proceedings in respect of us or a substantial part of our property, whether voluntary or involuntary;

•

(i) a default having occurred with respect to the payment of principal or interest on or other monetary amounts due and payable with respect to any senior indebtedness or (ii) an event of default (other than a default described in clause (i) above) having occurred with respect to any senior indebtedness that permits the holder or holders of such senior indebtedness to accelerate the maturity of such senior indebtedness. Such a default or event of default must have continued beyond the period of grace, if any, provided in respect of such default or event of default, and such a default or event of default shall not have been cured or waived or shall not have ceased to exist; and

•

the principal of, and accrued interest on, any series of the subordinated debt securities having been declared due and payable upon an event of default pursuant to the subordinated indenture. This declaration must not have been rescinded and annulled as provided in the subordinated indenture.

Authentication and Delivery

We will deliver the debt securities to the trustee for authentication, and the trustee will authenticate and deliver the debt securities upon our written order.

Events of Default

When we use the term “Event of Default” in the indentures with respect to the debt securities of any series, set forth below are some examples of what we mean:

(1)	default in the payment of the principal on the debt securities when it becomes due and payable at maturity or otherwise;

(2)	default in the payment of interest on the debt securities when it becomes due and payable, and such default continues for a period of 30 days;

(3)

default in the performance, or breach, of any covenant in the indenture (other than defaults specified in clauses (1) or (2) above) and the default or breach continues for a period of 90 consecutive days or more after written notice to us by the trustee or to us and the trustee by the holders of 25% or more in aggregate principal amount of the outstanding debt securities of all series affected thereby;

(4)	the occurrence of certain events of bankruptcy, insolvency, or similar proceedings with respect to us or any substantial part of our property; or

(5)	any other Events of Default that may be set forth in the applicable prospectus supplement.

If an Event of Default (other than an Event of Default specified in clause (4) above) with respect to the debt securities of any series then outstanding occurs and is continuing, then either the trustee or the holders of not less than 25% in principal amount of the securities of all such series then outstanding in respect of which an Event of Default has occurred may by notice in writing to us declare the entire principal amount of all debt securities of the affected series, and accrued interest, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable.

If an Event of Default described in clause (4) above occurs and is continuing, then the principal amount of all the debt securities then outstanding and accrued interest shall be and become due immediately and payable without any declaration, notice or other action by any holder of the debt securities or the trustee.

The trustee will, within 90 days after the occurrence of any default actually known to it, give notice of the default to the holders of the debt securities of that series, unless the default was already cured or waived. Unless there is a default in paying principal or interest when due, the trustee can withhold giving notice to the holders if it determines in good faith that the withholding of notice is in the interest of the holders.

Modification of Indenture; Waiver

We and the trustee may amend or supplement an indenture without notice to, or the consent of, any holders with respect to specific matters:

•	to cure any ambiguity, defect or inconsistency in the indenture;

•	to comply with the provisions regarding any successor entity;

•	to maintain the qualification of the indenture under the Trust Indenture Act; and

•	to evidence and provide for the acceptance of appointment hereunder by a successor trustee.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	to change the stated maturity of the debt securities;

•	to reduce the principal amount or the rate of interest on (including any amount in respect of original issue discount) of the debt securities;

•

to reduce the stated percentage of outstanding debt securities the consent of whose holders is necessary to modify or amend the indenture with respect to the debt securities of the relevant series; and

•

to reduce the percentage of debt securities, the holders of which are required to consent to any supplemental indenture or waiver of compliance with certain provisions of the indenture or for waiver of certain defaults and their consequences.

Satisfaction, Discharge and Defeasance

We may discharge our obligations under each indenture, except as to:

•	the rights of registration of transfer and exchange of debt securities, and our right of optional redemption, if any;

•	substitution of mutilated, defaced, destroyed, lost or stolen debt securities;

•	the rights of holders of the debt securities to receive payments of principal and interest;

•	the rights, obligations and immunities of the trustee; and

•	the rights of the holders of the debt securities as beneficiaries with respect to the property deposited with the trustee payable to them (as described below);

when:

•	either:

•	all debt securities of any series issued that have been authenticated and delivered have been delivered by us to the trustee for cancellation; or

•

all the debt securities of any series issued that have not been delivered by us to the trustee for cancellation have become due and payable or will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by such trustee in our name and at our expense, and we have irrevocably deposited or caused to be deposited with the trustee as trust funds the entire amount sufficient to pay at maturity or upon redemption all debt securities of such series not delivered to the trustee for cancellation, including principal and interest due or to become due on or prior to such date of maturity or redemption;

•	we have paid or caused to be paid all other sums then due and payable under such indenture; and

•

we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent under such indenture relating to the satisfaction and discharge of such indenture have been complied with.

In addition, unless the applicable prospectus supplement and supplemental indenture otherwise provide, we may elect either (i) to have our obligations under each indenture discharged with respect to the outstanding debt securities of any series (“legal defeasance”) or (ii) to be released from our obligations under each indenture with respect to certain covenants applicable to the outstanding debt securities of any series (“covenant defeasance”). Legal defeasance means that we will be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities of such series under such indenture and covenant defeasance means that we will no longer be required to comply with the obligations with respect to such covenants (and an omission to comply with such obligations will not constitute a default or event of default).

In order to exercise legal defeasance or covenant defeasance with respect to outstanding debt securities of any series:

•

we must irrevocably have deposited or caused to be deposited with the trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the holders of the debt securities of a series:

•	money in an amount;

•	U.S. government obligations; or

•	a combination of money and U.S. government obligations,

in each case sufficient without reinvestment, in the written opinion of a nationally recognized firm of independent public accountants, to pay and discharge, and which shall be applied by the trustee to pay and discharge, all of the principal and interest at due date or maturity or if we have made irrevocable arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee, the redemption date;

•

we have delivered to the trustee an opinion of counsel stating that, under then applicable U.S. federal income tax law, the holders of the debt securities of that series will not recognize gain or loss for U.S. federal income tax purposes as a result of the defeasance and will be subject to the same federal income tax as would be the case if the defeasance did not occur;

•	no default relating to bankruptcy or insolvency and, in the case of a covenant defeasance, no other default has occurred and is continuing at any time;

•

if at such time the debt securities of such series are listed on a national securities exchange, we have delivered to the trustee an opinion of counsel to the effect that the debt securities of such series will not be delisted as a result of such defeasance; and

•	we have delivered to the trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent with respect to the defeasance have been complied with.

We are required to furnish to each trustee an annual statement as to compliance with all conditions and covenants under the indenture.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of Ordinary Shares, debt securities or other securities. Warrants may be issued independently or together with Ordinary Shares, debt securities or other securities offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as will be set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants. The summary of the terms of the warrants contained in this prospectus is not complete and is subject to, and is qualified in its entirety to, all provisions of the applicable warrant agreement.

Reference is made to the prospectus supplement relating to the particular issue of warrants offered pursuant to such prospectus supplement for the terms of and information relating to such warrants, including, where applicable:

•	the specific designation and aggregate number of, and the offering price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	whether the warrants are to be sold separately or with other securities as parts of units;

•

whether the warrants will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	a discussion of any material U.S. federal income tax and any material Dutch tax considerations;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	the designation and terms of any equity securities purchasable upon exercise of the warrants;

•	the designation, aggregate principal amount, currency and terms of any debt securities that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the Ordinary Shares with which the warrants are issued and the number of warrants issued with each security;

•	the date from and after which any warrants issued as part of a unit and the related Ordinary Shares or other securities will be separately transferable;

•	the number of Ordinary Shares or other securities purchasable upon exercise of a warrant and the price at which those shares may be purchased;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the anti-dilution provisions of, and other provisions for changes to or adjustment in the exercise price of, the warrants, if any;

•	any redemption or call provisions; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange or exercise of the warrants.

We and the applicable warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

DESCRIPTION OF UNITS

We may, from time to time, issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date or other specific circumstances occur. The summary of the terms of the units contained in this prospectus is not complete and is subject to, and is qualified in its entirety by, all provisions of the applicable unit agreements.

Any prospectus supplement related to any particular units will describe, among other things:

•	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	if appropriate, a discussion of any material U.S. federal income tax considerations and any material Dutch tax considerations applicable to the units; and

•	any material provisions of the governing unit agreement that differ from those described above.

The applicable provisions described in this section, as well as those described under “Description of Ordinary Shares,” “Description of Debt Securities” and “Description of Warrants,” will apply to each unit and to each security included in each unit, respectively.

SELLING SECURITYHOLDER

This prospectus relates in part to the offer and resale from time to time by the Selling Securityholder, or its permitted transferees, of up to 197,837,067 Ordinary Shares, which were originally issued in connection with the Business Combination.

The Selling Securityholder may from time to time offer and sell any or all of the Resale Shares set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “Selling Securityholder” in this prospectus, we mean the entity listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Selling Securityholder’s interests in the Ordinary Shares other than through a public sale.

The following table sets forth, as of the date of this prospectus, the name of the Selling Securityholder for which we are registering Ordinary Shares for resale to the public, the aggregate number of Ordinary Shares beneficially owned, and the aggregate number of Ordinary Shares that the Selling Securityholder may offer pursuant to this prospectus. For purposes of the table below, we have based percentage ownership on 271,010,790 Ordinary Shares outstanding as of November 22, 2023.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the tables have sole voting and sole investment power with respect to all securities that they beneficially own, subject to community property laws where applicable.

We cannot advise you as to whether the Selling Securityholder will in fact sell any or all of the Resale Shares. As such, we are unable to declare the number of Ordinary Shares that the Selling Securityholder will retain after any such sale. In addition, the Selling Securityholder may sell, transfer or otherwise dispose of, at any time and from time to time, the Ordinary Shares in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus.

Selling Securityholder information for each additional Selling Securityholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Securityholder’s shares pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Securityholder and the number of Ordinary Shares registered on its behalf. The Selling Securityholder may sell or otherwise transfer all, some or none of such shares in this offering. See “Plan of Distribution.”

	Ordinary Shares
	Securities Beneficially Owned prior to this Offering		Maximum Number of Securities to be Sold in this Offering	Securities Beneficially Owned after this Offering
Name of Selling Securityholder	Ordinary Shares	Percentage	Ordinary Shares	Ordinary Shares	Percentage
Madeleine(1)	238,935,061	88.2%	197,837,067	0	0%

(1)

Interests held by Madeleine include (a) 197,837,067 Ordinary Shares that it directly holds and has sole voting and dispositive power over and (b) 41,097,994 Ordinary Shares directly held by E8 Investor, which Madeleine has, as a result of a power of attorney agreement, sole voting power over and Madeleine has shared dispositive power over 26,584,264 of such shares. Meridiam, as the manager of the indirect parent entities of Madeleine (and Emmanuel Rotat, as managing director of Meridiam) has shared voting and dispositive power over the Ordinary Shares beneficially owned by Madeleine. The address of the principal business office of Madeleine is Zuidplein 126, WTC, Tower H, Floor 15, Amsterdam, Netherlands, 1077 XV. The principal business office of Meridiam and Mr. Rotat is 4 place de l’Opera 75002 Paris, France.

Investment decisions with respect to the Ordinary Shares directly held by E8 Investor are made by Messrs. Bruno Heintz and Jean-Marc Oury. 39,876,396 of such Ordinary Shares are subject to the irrevocable voting power of attorney granted by E8 Investor to Madeleine in the Irrevocable Power of Attorney and Prior Consent Agreement PoA Agreement entered into on April 14, 2021 and amended on March 28, 2022. The registered office of E8 Investor is located at 75 avenue des Champs Elysées, 75008 Paris.

MATERIAL DUTCH TAX CONSIDERATIONS

The section only outlines certain material Dutch tax consequences of the acquisition, ownership and disposition of Ordinary Shares. This section does not purport to describe all possible tax considerations or consequences that may be relevant to a holder or prospective holder of Ordinary Shares and does not purport to describe the tax consequences applicable to all categories of investors, some of which (such as trusts or similar arrangements) may be subject to special rules. For Dutch tax law purposes, a holder of Ordinary Shares may include an individual or entity not holding the legal title to such Ordinary Shares, but to whom, or to which, the Ordinary Shares are, or the income thereof is, nevertheless attributed based either on the individual or entity owning a beneficial interest in the Ordinary Shares or on specific statutory provisions. These include statutory provisions attributing the Ordinary Shares to an individual who, or who has directly or indirectly inherited from a person who was, the settlor, grantor or similar originator of a trust, foundation or similar entity that holds the Ordinary Shares.

This section is based on the tax laws of the Netherlands, published regulations thereunder and published authoritative case law, all as in effect on the date hereof, including, for the avoidance of doubt, the tax rates applicable on the date hereof, and all of which are subject to change, possibly with retroactive effect. Any such change may invalidate the contents of this section, which will not be updated to reflect such change. Where this section refers to “the Netherlands” or “Dutch” it refers only to the part of the Kingdom of the Netherlands located in Europe.

This section is intended as general information only and is not Dutch tax advice or a complete description of all Dutch tax consequences relating to the acquisition, ownership and disposition of Ordinary Shares. In view of its general nature, this section should be treated with corresponding caution. Holders or prospective holders of Ordinary Shares should consult their own tax advisors regarding the Dutch tax consequences relating to the acquisition, ownership and disposition of Ordinary Shares in light of their particular circumstances.

Please note that this summary does not describe the Dutch tax consequences for a holder of Ordinary Shares who:

i.

has a substantial interest (aanmerkelijk belang) or deemed substantial interest (fictief aanmerkelijk belang) in Allego under the Dutch Income Tax Act 2001 (Wet inkomstenbelasting 2001). Generally speaking, a holder of securities in a company is considered to hold a substantial interest in such company, if such holder alone or, in the case of individuals, together with such holder’s partner for Dutch income tax purposes, or any relatives by blood or marriage in the direct line (including foster children), directly or indirectly, holds (i) an interest of 5% or more of the total issued and outstanding capital of that company or of 5% or more of the issued and outstanding capital of a certain class of shares of that company; or (ii) rights to acquire, directly or indirectly, such interest; or (iii) certain profit sharing rights in that company that relate to 5% or more of the company’s annual profits or to 5% or more of the company’s liquidation proceeds. A deemed substantial interest may arise if a substantial interest (or part thereof) in a company has been disposed of, or is deemed to have been disposed of, on a non-recognition basis;

ii.

applies the participation exemption (deelnemingsvrijstelling) with respect to the Ordinary Shares for purposes of the Dutch Corporate Income Tax Act 1969 (Wet op de vennootschapsbelasting 1969). Generally, a holder’s shareholding of 5% or more in a company’s nominal paid-up share capital qualifies as a participation (deelneming). A holder may also have a participation if (a) such holder does not have a shareholding of 5% or more but a related entity (statutorily defined term) has a participation or (b) the company in which the shares are held is a related entity (statutorily defined term);

iii.

is entitled to the dividend withholding tax exemption (inhoudingsvrijstelling) with respect to any income (opbrengst) derived from the Ordinary Shares (as defined in Article 4 of the Dutch Dividend Withholding Tax Act 1965 (Wet op de dividendbelasting). Generally, a holder of Ordinary Shares may be entitled or required to apply, subject to certain other requirements, the dividend withholding tax exemption if it is an entity and holds an interest of 5% or more in Allego’s nominal paid-up share capital;

iv.

is a pension fund, investment institution (fiscale beleggingsinstelling) or a tax exempt investment institution (vrijgestelde beleggingsinstelling) (each as defined in the Dutch Corporate Income Tax Act 1969) or another entity that is, in whole or in part, not subject to or exempt from Dutch corporate income tax, is an entity that has a function comparable to an investment institution or tax exempt investment institution, or that is exempt from corporate income tax in its country of residence, such country of residence being another state of the European Union, Norway, Liechtenstein, Iceland or any other state with which the Netherlands has agreed to exchange information in line with international standards; and

v.

is an individual for whom the Ordinary Shares or any benefit derived from the Ordinary Shares is a remuneration or deemed to be a remuneration for (employment) activities performed by such holder or certain individuals related to such holder (as defined in the Dutch Income Tax Act 2001).

Withholding tax

Dividends distributed by Allego generally are subject to Dutch dividend withholding tax at a rate of 15%. Generally, Allego is responsible for the withholding of such dividend withholding tax at its source; the Dutch dividend withholding tax is for the account of the holder of Ordinary Shares.

The expression “dividends distributed” includes, among other things:

i.	distributions in cash or in kind, deemed and constructive distributions and repayments of paid-in capital not recognized for Dutch dividend withholding tax purposes;

ii.

liquidation proceeds, proceeds from the redemption of Ordinary Shares or proceeds from the repurchase of Ordinary Shares (other than as temporary portfolio investment; tijdelijke belegging) by Allego or one of its subsidiaries or other affiliated entities, in each case to the extent such proceeds exceed the average paid-in capital of those Ordinary Shares as recognized for Dutch dividend withholding tax purposes;

iii.

an amount equal to the par value of Ordinary Shares issued or an increase of the par value of Ordinary Shares, to the extent that it does not appear that a contribution, recognized for Dutch dividend withholding tax purposes, has been made or will be made; and

iv.

partial repayment of the paid-in capital, recognized for Dutch dividend withholding tax purposes, if and to the extent Allego has net profits (zuivere winst), unless (i) the General Meeting has resolved in advance to make such repayment and (ii) the par value of the Ordinary Shares concerned has been reduced by an equal amount by way of an amendment of Allego’s Articles. The term “net profits” includes anticipated profits that are yet to be realized.

Corporate legal entities which are resident or deemed to be resident of the Netherlands for Dutch corporate income tax purposes (“Dutch Resident Entities”) generally are entitled to an exemption from, or a credit for, any Dutch dividend withholding tax against their Dutch corporate income tax liability. The credit in any given year is, however, limited to the amount of Dutch corporate income tax payable in respect of the relevant year with an indefinite carry forward of any excess amount. Individuals who are resident or deemed to be resident of the Netherlands for Dutch personal income tax purposes (“Dutch Resident Individuals”) generally are entitled to a credit for any Dutch dividend withholding tax against their Dutch income tax liability and to a refund of any residual Dutch dividend withholding tax.

The above generally also applies to holders of Ordinary Shares that are neither resident nor deemed to be resident of the Netherlands (“Non-Resident Holders”) if the Ordinary Shares are attributable to a Dutch permanent establishment of such Non-Resident Holder.

A holder of Ordinary Shares resident of a country other than the Netherlands may, depending on such holder’s specific circumstances, be entitled to exemptions from, reductions of, or full or partial refunds of, Dutch dividend withholding tax under Dutch national tax legislation, EU law, or a double taxation convention in effect between the Netherlands and such other country.

Dividend stripping. According to Dutch domestic anti-dividend stripping rules, no credit against Dutch tax, exemption from, reduction, or refund of Dutch dividend withholding tax will be granted if the recipient of the dividends Allego paid is not considered the beneficial owner (uiteindelijk gerechtigde; as described in the Dutch Dividend Withholding Tax Act 1965) of those dividends. This legislation generally targets situations in which a shareholder retains its economic interest in shares but reduces the withholding tax costs on dividends by a transaction with another party. It is not required for these rules to apply that the recipient of the dividends is aware that a dividend stripping transaction took place. The Dutch State Secretary of Finance takes the position that the definition of beneficial ownership introduced by this legislation will also be applied in the context of a double taxation convention.

Conditional withholding tax on dividends as of January 1, 2024. As of January 1, 2024, a Dutch conditional withholding tax will be imposed on dividends distributed by Allego to entities related (gelieerd) to Allego (within the meaning of the Dutch Withholding Tax Act 2021; Wet bronbelasting 2021), if such related entity:

i.

is considered to be resident (gevestigd) in a jurisdiction that is listed in the yearly updated Dutch Regulation on low-taxing states and non-cooperative jurisdictions for tax purposes (Regeling laagbelastende staten en niet-coöperatieve rechtsgebieden voor belastingdoeleinden) (a “Listed Jurisdiction”); or

ii.	has a permanent establishment located in a Listed Jurisdiction to which the Ordinary Shares are attributable; or

iii.

holds the Ordinary Shares with the main purpose or one of the main purposes of avoiding taxation for another person or entity and there is an artificial arrangement or transaction or a series of artificial arrangements or transactions; or

iv.

is not considered to be the beneficial owner of the Ordinary Shares in its jurisdiction of residences because such jurisdiction treats another entity as the beneficial owner of the Ordinary Shares (a hybrid mismatch); or

v.	is not resident in any jurisdiction (also a hybrid mismatch); or

vi.

is a reverse hybrid (within the meaning of Article 2(12) of the Dutch Corporate Income Tax Act 1969), if and to the extent (x) there is a participant in the reverse hybrid which is related (gelieerd) to the reverse hybrid, (y) the jurisdiction of residence of such participant treats the reverse hybrid as transparent for tax purposes and (z) such participant would have been subject to the Dutch conditional withholding tax in respect of dividends distributed by Allego without the interposition of the reverse hybrid, all within the meaning of the Dutch Withholding Tax Act 2021.

The Dutch conditional withholding tax on dividends will be imposed at the highest Dutch corporate income tax rate in effect at the time of the distribution (2023: 25.8%). The Dutch conditional withholding tax on dividends will be reduced, but not below zero, by any regular Dutch dividend withholding tax withheld in respect of the same dividend distribution. As such, based on the currently applicable rates, the overall effective tax rate of withholding the regular Dutch dividend withholding tax (as described above) and the Dutch conditional withholding tax on dividends will not exceed the highest corporate income tax rate in effect at the time of the distribution (2023: 25.8%).

Taxes on income and capital gains

Dutch Resident Entities. Generally, if the holder of Ordinary Shares is a Dutch Resident Entity, any income derived or deemed to be derived from the Ordinary Shares or any capital gain or loss realized on the disposal or deemed disposal of Ordinary Shares is subject to Dutch corporate income tax at a rate of 19% with respect to taxable profits up to €200,000 and 25.8% with respect to taxable profits in excess of that amount (rates and brackets for 2023).

Dutch Resident Individuals. If the holder of Ordinary Shares is a Dutch Resident Individuals, any income derived or deemed to be derived from the Ordinary Shares or any capital gain or loss realized on the disposal or deemed disposal of the Ordinary Shares is taxable at the progressive Dutch income tax rates (with a maximum of 49.5% in 2023), if:

i.

the Ordinary Shares are attributable to an enterprise from which the holder of Ordinary Shares derives a share of the profit, whether as an entrepreneur (ondernemer) or as a person who has a co-entitlement to the net worth (medegerechtigd tot het vermogen) of such enterprise without being a shareholder (as defined in the Dutch Income Tax Act 2001); or

ii.

the holder of Ordinary Shares is considered to perform activities with respect to the Ordinary Shares that go beyond ordinary asset management (normaal, actief vermogensbeheer) or otherwise derives benefits from the Ordinary Shares that are taxable as benefits from other activities (resultaat uit overige werkzaamheden).

Taxation of savings and investments. If the above-mentioned conditions (i) and (ii) do not apply to the Dutch Resident Individual, the Ordinary Shares will be subject to an annual Dutch income tax under the regime for savings and investments (inkomen uit sparen en beleggen). Taxation only occurs insofar the Dutch Resident Individual’s net investment assets for the year exceed a statutory threshold (heffingvrij vermogen). The net investment assets for the year are the fair market value of the investment assets less the fair market value of the liabilities on January 1 of the relevant calendar year (reference date; peildatum). Actual income or capital gains realized in respect of the Ordinary Shares are as such not subject to Dutch income tax.

The Dutch Resident Individual’s assets and liabilities taxed under this regime, including the Ordinary Shares, are allocated over the following three categories: (a) bank savings (banktegoeden), (b) other investments (overige bezittingen), including the Ordinary Shares, and (c) liabilities (schulden). The taxable benefit for the year (voordeel uit sparen en beleggen) is equal to the product of (x) the total deemed return divided by the sum of bank savings, other investments and liabilities and (b) the sum of bank savings, other investments and liabilities minus the statutory threshold, and is taxed at a flat rate of 32% (rate for 2023).

The deemed return applicable to other investments, including the Ordinary Shares, is set at 6.17% for the calendar year 2023. Transactions in the three-month period before and after January 1 of the relevant calendar year implemented to arbitrate between the deemed return percentages applicable to bank savings, other investments and liabilities will for this purpose be ignored if the holder of Ordinary Shares cannot sufficiently demonstrate that such transactions are implemented for other than tax reasons.

Non-residents of the Netherlands. A holder of Ordinary Shares that is neither a Dutch Resident Entity nor a Dutch Resident Individual will not be subject to Dutch taxes on income or capital gains in respect of any income derived or deemed to be derived from the Ordinary Shares or in respect of any capital gain or loss realized on the disposal or deemed disposal of the Ordinary Shares, provided that:

i.

such holder does not have an interest in an enterprise or deemed enterprise (as defined in the Dutch Income Tax Act 2001 and the Dutch Corporate Income Tax Act 1969) which, in whole or in part, is either effectively managed in the Netherlands or carried on through a permanent establishment, a deemed permanent establishment or a permanent representative in the Netherlands and to which enterprise or part of an enterprise the Ordinary Shares are attributable; and

ii.

in the event the holder is an individual, such holder does not carry out any activities in the Netherlands with respect to the Ordinary Shares that go beyond ordinary asset management and does not otherwise derive benefits from the Ordinary Shares that are taxable as benefits from other activities in the Netherlands.

Gift and inheritance taxes

Residents of the Netherlands. Gift or inheritance taxes will arise in the Netherlands with respect to a transfer of Ordinary Shares by way of a gift by, or on the death of, a holder of Ordinary Shares who is resident or deemed resident of the Netherlands at the time of the gift or such holder’s death.

Non-residents of the Netherlands. No gift or inheritance taxes will arise in the Netherlands with respect to a transfer of Ordinary Shares by way of a gift by, or on the death of, a holder of Ordinary Shares who is neither resident nor deemed to be resident of the Netherlands, unless:

i.

in the case of a gift of an Ordinary Share by an individual who at the date of the gift was neither resident nor deemed to be resident of the Netherlands, such individual dies within 180 days after the date of the gift, while being resident or deemed to be resident of the Netherlands;

ii.

in the case of a gift of an Ordinary Share or arrant is made under a condition precedent, the holder of the Ordinary Share is resident or is deemed to be resident of the Netherlands at the time the condition is fulfilled; or

iii.	the transfer is otherwise construed as a gift or inheritance made by, or on behalf of, a person who, at the time of the gift or death, is or is deemed to be resident of the Netherlands.

For purposes of Dutch gift and inheritance taxes, amongst others, a person that holds the Dutch nationality will be deemed to be resident of the Netherlands if such person has been a resident of the Netherlands at any time during the ten years preceding the date of the gift or such person’s death. Additionally, for purposes of Dutch gift tax, amongst others, a person not holding the Dutch nationality will be deemed to be resident of the Netherlands if such person has been a resident of the Netherlands at any time during the twelve months preceding the date of the gift. Applicable tax treaties may override deemed residency.

Value added tax (“VAT”)

No Dutch VAT will be payable by a holder of Ordinary Shares in respect of any payment in consideration for the ownership or disposition of the Ordinary Shares.

Real Property Transfer Tax

Under circumstances, the Ordinary Shares could, for the purposes of Dutch real property transfer tax (overdrachtsbelasting), be treated as real property (fictieve onroerende zaken) located in the Netherlands, in which case this tax could be payable upon acquisition of the Ordinary Shares.

The Ordinary Shares will generally not be treated as real property (fictieve onroerende zaken) if at the time of, or at any time during the year preceding, the acquisition of the Ordinary Shares:

i.	our assets do not and did not include real property situated in the Netherlands; or

ii.

our assets only include and included real property, situated either in or outside the Netherlands, that we do not and did not hold, and currently do not intend to hold, predominantly as a financial investment.

Real property as referred to under (i) and (ii) above includes legal ownership and more limited legal rights over the property (rights in rem) (zakelijke rechten) as well as contractual rights that give us economic exposure to the value of such real property, and certain participations or interests in entities that are treated as real property (fictieve onroerende zaken).

Our assets do not include and have not included real property situated in the Netherlands as described above.

Consequently, no Dutch real property transfer tax becomes payable upon an acquisition of the Ordinary Shares.

Other taxes and duties

No Dutch documentation taxes (commonly referred to as stamp duties) will be payable in respect of or in connection with the execution and/or enforcement (including by legal proceedings and including the enforcement of any foreign judgment in the courts of the Netherlands) of the documents relating to the issue of the Ordinary Shares, the performance by Allego of its obligations under such documents or any payments in consideration for the ownership or disposition of the Ordinary Shares, notwithstanding that court fees may be due.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of material U.S. federal income tax considerations to Holders (as defined below) relating to the ownership and disposition of the Ordinary Shares as of the date hereof. The discussion below only applies to the Ordinary Shares held as capital assets for U.S. federal income tax purposes and does not describe all of the tax consequences that may be relevant to Holders in light of their particular circumstances, including alternative minimum tax and Medicare contribution tax consequences, or Holders who are subject to special rules, such as:

•	financial institutions or financial services entities;

•	insurance companies;

•	government agencies or instrumentalities thereof;

•	regulated investment companies and real estate investment trusts;

•	expatriates or former residents of the United States;

•	persons that acquired the Ordinary Shares pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation;

•	dealers or traders subject to a mark-to-market method of tax accounting with respect to the Ordinary Shares;

•	persons holding the Ordinary Shares as part of a “straddle,” constructive sale, hedging, integrated transactions or similar transactions;

•	a person whose functional currency is not the U.S. dollar;

•	entities or arrangements treated as partnerships or other pass-through entities for U.S. federal income tax purposes or holders of interests therein;

•	persons that actually or constructively own five percent or more of any class of Allego’s Ordinary Shares (by vote or by value);

•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	a person required to accelerate the recognition of any item of gross income with respect to the Ordinary Shares as a result of such income being recognized on an applicable financial statement;

•	a person actually or constructively owning 10% or more of the Ordinary Shares;

•	certain former citizens or long-term residents of the United States;

•	Selling Securityholder and Allego’s officers or directors; or

•	tax-exempt entities.

This discussion does not consider the tax treatment of entities that are partnerships or other pass-through entities for U.S. federal income tax purposes or persons who hold the Ordinary Shares through such entities. If a partnership or other pass-through entity for U.S. federal income tax purposes is the beneficial owner of Ordinary Shares, the U.S. federal income tax treatment of partners of the partnership will generally depend on the status of the partners and the activities of the partner and the partnership. This discussion assumes that Allego is not an inverted corporation or a surrogate foreign corporation.

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), and administrative pronouncements, judicial decisions and final, temporary and proposed U.S. Treasury regulations all as of the date hereof, changes to any of which subsequent to the date of this prospectus may affect the tax consequences described in this prospectus. This discussion does not take into account potential suggested or proposed changes in such tax laws which may impact the discussion below and does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than income taxes. Each of the foregoing is subject to change, potentially with retroactive effect. Holders are urged to consult their tax advisors with respect to the application of U.S. federal tax laws to their particular situation, as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction.

THIS DISCUSSION IS ONLY A SUMMARY OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF THE ORDINARY SHARES. EACH HOLDER OF ORDINARY SHARES IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, AND NON-U.S. TAX LAWS, AS WELL AS U.S. FEDERAL TAX LAWS AND ANY APPLICABLE TAX TREATIES.

Holder, U.S. Holders and Non-U.S. Holder Defined

The section applies to you if you are a U.S. Holder. For purposes of this discussion, a U.S. Holder means a beneficial owner of Ordinary Shares that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate whose income is subject to U.S. federal income tax regardless of its source; or

•

a trust if (1) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust; or (2) the trust has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

A “Non-U.S. Holder” is a beneficial owner of Ordinary Shares that is, for U.S. federal income tax purposes, an individual, corporation, estate or trust, in each case that is not a U.S. Holder.

“U.S. Holders” and “Non-U.S. Holders” are referred to collectively herein as “Holders.”

U.S. Holders

Distributions on Ordinary Shares

Subject to the discussion below under “—Passive Foreign Investment Company Rules,” the gross amount of any distribution on Ordinary Shares that is made out of Allego’s current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) generally will be taxable to a U.S. Holder as ordinary dividend income on the date such distribution is actually or constructively received. Any such dividends generally will not be eligible for the dividends received deduction allowed to corporations in respect of dividends received from other U.S. corporations. To the extent that the amount of the distribution exceeds Allego’s current and accumulated earnings and profits (as determined under U.S. federal income tax principles), such excess amount will be treated first as a non-taxable return of capital to the extent of the U.S. Holder’s tax basis in its Ordinary Shares, and thereafter as capital gain recognized on a sale or exchange.

Subject to the discussion below under “—Passive Foreign Investment Company Rules,” dividends received by non-corporate U.S. Holders (including individuals) from a “qualified foreign corporation” may be eligible for reduced rates of taxation, provided that certain holding period requirements and other conditions are satisfied.

For these purposes, a non-U.S. corporation will be treated as a qualified foreign corporation if it is eligible for the benefits of a comprehensive income tax treaty with the United States that meets certain requirements. There can be no assurances that Allego will be eligible for benefits of an applicable comprehensive income tax treaty with the United States. A non-U.S. corporation is also treated as a qualified foreign corporation with respect to dividends it pays on shares that are readily tradable on an established securities market in the United States. U.S. Treasury guidance indicates that shares listed on NYSE are generally considered readily tradable on an established securities market in the United States. There can be no assurance that Ordinary Shares will be considered readily tradable on an established securities market in future years. Non-corporate U.S. Holders that do not meet a minimum holding period requirement during which they are not protected from the risk of loss or that elect to treat the dividend income as “investment income” pursuant to Section 163(d)(4) of the Code (dealing with the deduction for investment interest expense) will not be eligible for the reduced rates of taxation regardless of Allego’s status as a qualified foreign corporation. In addition, the rate reduction will not apply to dividends if the recipient of a dividend is obligated to make related payments with respect to the positions in substantially similar or related property. This disallowance applies even if the minimum holding period has been met. Allego will not constitute a qualified foreign corporation for purposes of these rules if it is a passive foreign investment company for the taxable year in which it pays a dividend or for the preceding taxable year. See “—Passive Foreign Investment Company Rules.” U.S. Holders should consult with their tax advisors regarding the availability of the lower preferential rate for qualified dividend income for any dividends paid with respect to the Ordinary Shares.

Subject to certain conditions and limitations, withholding taxes, if any, on dividends paid by Allego may be treated as foreign taxes eligible for credit against a U.S. Holder’s U.S. federal income tax liability under the U.S. foreign tax credit rules. For purposes of calculating the U.S. foreign tax credit, dividends paid on Ordinary Shares will generally be treated as income from sources outside the United States and will generally constitute passive category income. The rules governing the U.S. foreign tax credit are complex. U.S. Holders should consult their tax advisors regarding the availability of the U.S. foreign tax credit under their particular circumstances.

Sale, Exchange, Redemption or Other Taxable Disposition of Ordinary Shares

Subject to the discussion below under “—Passive Foreign Investment Company Rules,” a U.S. Holder generally will recognize gain or loss on any sale, exchange, redemption or other taxable disposition of Ordinary Shares in an amount equal to the difference between (i) the amount realized on the disposition and (ii) such U.S. Holder’s adjusted tax basis in such Ordinary Shares. Any gain or loss recognized by a U.S. Holder on a taxable disposition of Ordinary Shares generally will be capital gain or loss and will be long-term capital gain or loss if the U.S. Holder’s holding period in such shares exceeds one year at the time of the disposition. Preferential tax rates may apply to long-term capital gains of non-corporate U.S. Holders (including individuals). The deductibility of capital losses is subject to certain limitations. Any gain or loss recognized by a U.S. Holder on the sale or exchange of Ordinary Shares generally will be treated as U.S. source gain or loss.

Passive Foreign Investment Company Rules

Generally. The treatment of U.S. Holders of the Ordinary Shares could be materially different from that described above if Allego is treated as a passive foreign investment company, or PFIC, for U.S. federal income tax purposes. A PFIC is any foreign corporation with respect to which either: (i) 75% or more of the gross income for a taxable year constitutes passive income for purposes of the PFIC rules, or (ii) 50% or more of such foreign corporation’s assets in any taxable year (generally based on the quarterly average of the value of its assets during such year) is attributable to assets, including cash, that produce passive income or are held for the production of passive income. Passive income generally includes dividends, interest, certain royalties and rents, annuities, net gains from the sale or exchange of property producing such income and net foreign currency gains. The determination of whether a foreign corporation is a PFIC is based upon the composition of such foreign corporation’s income and assets (including, among others, its proportionate share of the income and assets of any other corporation in which it owns, directly or indirectly, 25% (by value) of the stock), and the nature of such foreign corporation’s activities. A separate determination must be made after the close of each taxable year as to whether a foreign corporation was a PFIC for that year. Once a foreign corporation qualifies as a PFIC it is, with respect to a shareholder during the time it qualifies as a PFIC, and subject to certain exceptions, always treated as a PFIC with respect to such shareholder, regardless of whether it satisfied either of the qualification tests in subsequent years.

The tests for determining PFIC status are applied annually after the close of the taxable year, and it is difficult to predict accurately future income and assets relevant to this determination. The fair market value of the assets of Allego is expected to depend, in part, upon (a) the market value of the Ordinary Shares, and (b) the composition of the assets and income of Allego. Further, because Allego may value its goodwill based on the market value of the Ordinary Shares, a decrease in the market value of the Ordinary Shares and/or an increase in cash or other passive assets would increase the relative percentage of its passive assets. The application of the PFIC rules is subject to uncertainty in several respects and, therefore, no assurances can be provided that the Internal Revenue Service (“IRS”) will not assert that Allego is a PFIC for the current taxable year or in a future year.

If Allego is or becomes a PFIC during any year in which a U.S. Holder holds Ordinary Shares, there are three separate taxation regimes that could apply to such U.S. Holder under the PFIC rules, which are the (i) excess distribution regime (which is the default regime), (ii) qualified electing fund (“QEF”) regime, and (iii) mark-to-market regime. A U.S. Holder who holds (actually or constructively) stock in a foreign corporation during any year in which such corporation qualifies as a PFIC is subject to U.S. federal income taxation under one of these three regimes. The effect of the PFIC rules on a U.S. Holder will depend upon which of these regimes applies to such U.S. Holder. However, dividends paid by a PFIC are generally not eligible for the lower rates of taxation applicable to qualified dividend income (“QDI”) under any of the foregoing regimes.

Excess Distribution Regime. If you do not make a QEF election or a mark-to-market election, as described below, you will be subject to the default “excess distribution regime” under the PFIC rules with respect to (i) any gain realized on a sale or other disposition (including a pledge) of your Ordinary Shares, and (ii) any “excess distribution” you receive on your Ordinary Shares (generally, any distributions in excess of 125% of the average of the annual distributions on Ordinary Shares during the preceding three years or your holding period, whichever is shorter). Generally, under this excess distribution regime:

•	the gain or excess distribution will be allocated ratably over the period during which you held your Ordinary Shares;

•	the amount allocated to the current taxable year, and any taxable year prior to the first taxable year in which Allego became a PFIC, will be treated as ordinary income; and

•

the amount allocated to prior taxable years will be subject to the highest tax rate in effect for that taxable year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or excess distribution will be payable generally without regard to offsets from deductions, losses and expenses. In addition, gains (but not losses) realized on the sale of your Ordinary Shares cannot be treated as capital gains, even if you hold the shares as capital assets. Further, no portion of any distribution will be treated as QDI.

QEF Regime. A QEF election is effective for the taxable year for which the election is made and all subsequent taxable years and may not be revoked without the consent of the IRS. If a U.S. Holder makes a timely QEF election with respect to its direct or indirect interest in a PFIC, the U.S. Holder will be required to include in income each year a portion of the ordinary earnings and net capital gains of the PFIC as QEF income inclusions, even if amount is not distributed to the U.S. Holder. Thus, the U.S. Holder may be required to report taxable income as a result of QEF income inclusions without corresponding receipts of cash. Allego’s shareholders that are U.S. Holders subject to U.S. federal income tax should not expect that they will receive cash distributions from Allego sufficient to cover their respective U.S. tax liability with respect to such QEF income inclusions.

The timely QEF election also allows the electing U.S. Holder to: (i) generally treat any gain recognized on the disposition of its shares of the PFIC as capital gain; (ii) treat its share of the PFIC’s net capital gain, if any, as long-term capital gain instead of ordinary income; and (iii) either avoid interest charges resulting from PFIC status altogether, or make an annual election, subject to certain limitations, to defer payment of current taxes on its share of PFIC’s annual realized net capital gain and ordinary earnings subject, however, to an interest charge on the deferred tax computed by using the statutory rate of interest applicable to an extension of time for payment of tax. In addition, net losses (if any) of a PFIC will not pass through to our shareholders and may not be carried back or forward in computing such PFIC’s ordinary earnings and net capital gain in other taxable years. Consequently, a U.S. Holder may over time be taxed on amounts that as an economic matter exceed our net profits.

A U.S. Holder’s tax basis in Ordinary Shares will be increased to reflect QEF income inclusions and will be decreased to reflect distributions of amounts previously included in income as QEF income inclusions. No portion of the QEF income inclusions attributable to ordinary income will be treated as QDI. Amounts included as QEF income inclusions with respect to direct and indirect investments generally will not be taxed again when distributed. You should consult your tax advisors as to the manner in which QEF income inclusions affect your allocable share of Allego’s income and your basis in your Ordinary Shares.

In order to comply with the requirements of a QEF election, a U.S. Holder must receive certain information from Allego. If Allego determines that it is a PFIC for any taxable year, Allego will endeavor to provide all of the information that a U.S. Holder making a QEF election is required to obtain to make and maintain a QEF election, but there is no assurance that Allego will timely provide such information. There is also no assurance that Allego will have timely knowledge of its status as a PFIC in the future or of the required information to be provided. In addition, if Allego holds an interest in a lower-tier PFIC (including, without limitation, in any PFIC subsidiaries), U.S. Holders will generally be subject to the PFIC rules described above with respect to any such lower-tier PFICs. There can be no assurance that a portfolio company or subsidiary in which Allego holds an interest will not qualify as a PFIC, or that a PFIC in which Allego holds an interest will provide the information necessary for a QEF election to be made by a U.S. Holder (in particular if Allego does not control that PFIC).

Mark-to-Market Regime. Alternatively, a U.S. Holder may make an election to mark marketable shares in a PFIC to market on an annual basis. PFIC shares generally are marketable if: (i) they are “regularly traded” on a national securities exchange that is registered with the SEC or on the national market system established under Section 11A of the Exchange Act; or (ii) they are “regularly traded” on any exchange or market that the Treasury Department determines to have rules sufficient to ensure that the market price accurately represents the fair market value of the stock. It is expected that Ordinary Shares, which are listed on NYSE, will qualify as marketable shares for the PFIC rules purposes, but there can be no assurance that Ordinary Shares will be “regularly traded” for purposes of these rules. Pursuant to such an election, you would include in each year as ordinary income the excess, if any, of the fair market value of such stock over its adjusted basis at the end of the taxable year. You may treat as ordinary loss any excess of the adjusted basis of the stock over its fair market value at the end of the year, but only to the extent of the net amount previously included in income as a result of the election in prior years. A U.S. Holder’s adjusted tax basis in the PFIC shares will be increased to reflect any amounts included in income, and decreased to reflect any amounts deducted, as a result of a mark-to-market election. Any gain recognized on a disposition of Ordinary Shares will be treated as ordinary income and any loss will be treated as ordinary loss (but only to the extent of the net amount of income previously included as a result of a mark-to-market election). A mark-to-market election only applies for the taxable year in which the election was made, and for each subsequent taxable year, unless the PFIC shares ceased to be marketable or the IRS consents to the revocation of the election. U.S. Holders should also be aware that the Code and the Treasury Regulations do not allow a mark-to-market election with respect to stock of lower-tier PFICs that is non-marketable. There is also no provision in the Code, Treasury Regulations or other published authority that specifically provides that a mark-to-market election with respect to the stock of a publicly-traded holding company (such as Allego) effectively exempts stock of any lower-tier PFICs from the negative tax consequences arising from the general PFIC rules. We advise you to consult your own tax advisor to determine whether the mark-to-market tax election is available to you and the consequences resulting from such election.

PFIC Reporting Requirements. A U.S. Holder of Ordinary Shares will be required to file an annual report on IRS Form 8621 containing such information with respect to its interest in a PFIC as the IRS may require.

Failure to file IRS Form 8621 for each applicable taxable year may result in substantial penalties and result in the U.S. Holder’s taxable years being open to audit by the IRS until such Forms are properly filed.

Additional Reporting Requirements

Certain U.S. Holders holding specified foreign financial assets with an aggregate value in excess of the applicable dollar thresholds are required to report information to the IRS relating to Ordinary Shares, subject to certain exceptions (including an exception for Ordinary Shares held in accounts maintained by U.S. financial institutions), by attaching a complete IRS Form 8938 to their tax return, for each year in which they hold Ordinary Shares. Substantial penalties apply to any failure to file IRS Form 8938, unless the failure is shown to be due to reasonable cause and not willful neglect. Also, in the event a U.S. Holder does not file IRS Form 8938 or fails to report a specified foreign financial asset that is required to be reported, the statute of limitations on the assessment and collection of U.S. federal income taxes of such U.S. Holder for the related taxable year may not close before the date which is three years after the date on which the required information is filed. U.S. Holders should consult their tax advisors regarding the effect, if any, of these rules on the ownership and disposition of Ordinary Shares.

Non-U.S. Holders

A Non-U.S. Holder of Ordinary Shares will not be subject to U.S. federal income tax or, subject to the discussion below under “—Information Reporting and Backup Withholding,” U.S. federal withholding tax on any dividends received on Ordinary Shares or any gain recognized on a sale or other disposition of Ordinary Shares (including, any distribution to the extent it exceeds the adjusted basis in the Non-U.S. Holder’s Ordinary Shares) unless the dividend or gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States, and if required by an applicable tax treaty, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States. In addition, special rules may apply to a Non-U.S. Holder that is an individual present in the United States for 183 days or more during the taxable year of the sale or disposition, and certain other requirements are met. Such Holders should consult their own tax advisors regarding the U.S. federal income tax consequences of the sale or disposition of Ordinary Shares.

Dividends and gains that are effectively connected with a Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base in the United States) generally will be subject to U.S. federal income tax at the same regular U.S. federal income tax rates applicable to a comparable U.S. Holder and, in the case of a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes, also may be subject to an additional branch profits tax at a 30% rate or a lower applicable tax treaty rate.

Information Reporting and Backup Withholding

Information reporting requirements may apply to dividends received by U.S. Holders of Ordinary Shares and the proceeds received on the disposition of Ordinary Shares effected within the United States (and, in certain cases, outside the United States), in each case other than U.S. Holders that are exempt recipients (such as corporations). Backup withholding (currently at a rate of 24%) may apply to such amounts if the U.S. Holder fails to provide an accurate taxpayer identification number (generally on an IRS Form W-9 provided to the paying agent of the U.S. Holder’s broker) or is otherwise subject to backup withholding. U.S. Holders should consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Information returns may be filed with the IRS in connection with, and Non-U.S. Holders may be subject to backup withholding on amounts received in respect of, a Non-U.S. Holder’s Ordinary Shares, unless the Non-U.S. Holder furnishes to the applicable withholding agent the required certification as to its non-U.S. status, such as by providing a valid IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8ECI, as applicable, or the Non-U.S. Holder otherwise establishes an exemption. Distributions paid with respect to Ordinary Shares and proceeds from the sale of other disposition of Ordinary Shares received in the United States by a Non-U.S. Holder through certain U.S.-related financial intermediaries may be subject to information reporting and backup withholding unless such Non-U.S. Holder provides proof an applicable exemption or complies with certain certification procedures described above, and otherwise complies with the applicable requirements of the backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against the taxpayer’s U.S. federal income tax liability, and a taxpayer may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for a refund with the IRS and furnishing any required information.

PLAN OF DISTRIBUTION

We are registering up to $300,000,000 in aggregate offering price of Primary Offering Securities that we may from time to time issue, offer and sell in one or more offerings.

We are also registering the resale by the Selling Securityholder or its permitted transferees of up to 197,837,067 Resale Shares. The securities being offered by this prospectus represent a substantial percentage of our outstanding Ordinary Shares, and the sale of such securities could cause the market price of our Ordinary Shares to decline significantly.

We will receive proceeds from the issuance and sale of the Primary Offering Securities. We will pay any underwriting discounts and commissions and expenses incurred by us in connection with the sale of Primary Offering Securities.

All of the Resale Shares offered by the Selling Securityholder pursuant to this prospectus will be sold by the Selling Securityholder for their respective amounts. We will not receive any of the proceeds from these sales. The Selling Securityholder will pay any underwriting discounts and commissions and expenses incurred by the Selling Securityholder for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholder in disposing of the securities. We will bear all other costs, fees and expenses incurred in effecting the registration of the Securities covered by this prospectus, including, without limitation, all registration and filing fees, NYSE listing fees and fees and expenses of our counsel and our independent registered public accountants.

The Resale Shares covered by this prospectus may be offered and sold from time to time by the Selling Securityholder. The term “Selling Securityholder” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from the Selling Securityholder as a gift, pledge, partnership distribution or other transfer. The Selling Securityholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions.

We and the Selling Securityholder reserve the right to accept and, together with our and its respective agents, to reject, any proposed purchase of Securities to be made directly or through agents. We, the Selling Securityholder and any of its permitted transferees may sell Securities offered by this prospectus on any stock exchange, market or trading facility on which the Securities are traded or in private transactions. If underwriters are used in the sale, such underwriters will acquire the shares for their own account. These sales may be at a fixed price or varying prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. The Securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the Securities will be subject to certain conditions.

We or, subject to the limitations set forth in any applicable registration rights agreement, the Selling Securityholder may use any one or more of the following methods when selling the Securities offered by this prospectus:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the Securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of NYSE;

•	through one or more underwritten offerings on a firm commitment or best efforts basis;

•	settlement of short sales entered into after the date of this prospectus;

•	agreements with broker-dealers to sell a specified number of the Securities at a stipulated price per share or warrant;

•

in at the market offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	through the distribution of the Securities by the Selling Securityholder to its partners, members or securityholders;

•	by pledge to secure debts and other obligations;

•	through a combination of any of the above methods of sale; or

•	any other method permitted pursuant to applicable law.

There can be no assurance that we or the Selling Securityholder will sell all or any of the Securities offered by this prospectus. In addition, we and the Selling Securityholder may also sell Securities in other transactions exempt from registration, rather than under this prospectus. We and the Selling Securityholder, as applicable, have the sole and absolute discretion not to accept any purchase offer or make any sale of Securities if we or they deem the purchase price to be unsatisfactory at any particular time.

Subject to the terms of the agreement(s) governing the registration rights applicable to the Resale Shares, the Selling Securityholder may transfer Ordinary Shares to one or more “permitted transferees” in accordance with such agreements and, if so transferred, such permitted transferee(s) will be the selling beneficial owner(s) for purposes of this prospectus. Upon being notified by the Selling Securityholder that it intends to sell our Securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a selling securityholder.

With respect to a particular offering of the Securities held by us, or of Securities held by the Selling Securityholder, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is part, will be prepared and will set forth the following information:

•	the specific Securities to be offered and sold;

•	the names of the selling securityholders;

•	the respective purchase prices and public offering prices, the proceeds to be received from the sale, if any, and other material terms of the offering;

•	settlement of short sales entered into after the date of this prospectus;

•	the names of any participating agents, broker-dealers or underwriters; and

•	any applicable commissions, discounts, concessions and other items constituting compensation from the selling securityholders.

In addition, the Selling Securityholder may elect to make a pro rata in-kind distribution of Securities to its members, partners or securityholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or securityholders would thereby receive freely tradeable Securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the Securities acquired in the distribution.

In connection with distributions of the Securities or otherwise, the Selling Securityholder may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the Securities in the course of hedging the positions they assume with Selling Securityholder. The Selling Securityholder may also sell the Securities short and redeliver the Securities to close out such short positions. The Selling Securityholder may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of Securities offered by this prospectus, which Securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Securityholder may also pledge Securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged Securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In order to facilitate the offering of the Securities, any underwriters or agents, as the case may be, involved in the offering of such Securities may engage in transactions that stabilize, maintain or otherwise affect the price of our Securities. Specifically, the underwriters or agents, as the case may be, may overallot in connection with the offering, creating a short position in our Securities for their own account. In addition, to cover overallotments or to stabilize the price of our Securities, the underwriters or agents, as the case may be, may bid for, and purchase, such Securities in the open market. Finally, in any offering of Securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a broker- dealer for distributing such Securities in the offering if the syndicate repurchases previously distributed Securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the Securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

We and the Selling Securityholder may solicit offers to purchase the Securities directly from, and it may sell such Securities directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

It is possible that one or more underwriters may make a market in our Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our Securities. Our Ordinary Shares are currently listed on NYSE under the symbols “ALLG.”

We and the Selling Securityholder may authorize underwriters, broker-dealers or agents to solicit offers by certain purchasers to purchase the Securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we or the Selling Securityholder pay for solicitation of these contracts.

The Selling Securityholder may enter into derivative transactions with third parties, or sell Securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell Securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third-party may use Securities pledged by the Selling Securityholder or borrowed from the Selling Securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use Securities received from the Selling Securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third-party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, the Selling Securityholder may otherwise loan or pledge Securities to a financial institution or other third-party that in turn may sell the Securities short using this prospectus. Such financial institution or other third-party may transfer its economic short position to investors in our Securities or in connection with a concurrent offering of other Securities.

In effecting sales, broker-dealers or agents engaged by us or the Selling Securityholder may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Securityholder in amounts to be negotiated immediately prior to the sale.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.

If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.

To our knowledge, there are currently no plans, arrangements or understandings between the Selling Securityholder and any broker-dealer or agent regarding the sale of the Securities by the Selling Securityholder. Upon our notification by the Selling Securityholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of Securities through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file, if required by applicable law or regulation, a supplement to this prospectus pursuant to Rule 424(b) under the Securities Act disclosing certain material information relating to such underwriter or broker-dealer and such offering.

Underwriters, broker-dealers or agents may facilitate the marketing of an offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular underwriter, broker-dealer or agent, place orders online or through their financial advisors.

In offering the Securities covered by this prospectus, we, the Selling Securityholder and any underwriters, broker-dealers or agents who execute sales for the Selling Securityholder may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. With regard to the Resale Shares the Selling Securityholder sells for its own behalf, the Selling Securityholder may be deemed an “underwriter” within the meaning of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of those Securities may be underwriting discounts and commissions under the Securities Act.

The underwriters, broker-dealers and agents may engage in transactions with us or the Selling Securityholder, or perform services for us or the Selling Securityholder, in the ordinary course of business.

In order to comply with the securities laws of certain states, if applicable, the Securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The Selling Securityholder and any other persons participating in the sale or distribution of the Securities will be subject to applicable provisions of the Securities Act and the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the Securities by, the Selling Securityholder or any other person, which limitations may affect the marketability of the shares of the Securities.

We will make copies of this prospectus available to the Selling Securityholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholder may indemnify any agent, broker-dealer or underwriter that participates in transactions involving the sale of the Securities against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the Selling Securityholder against certain liabilities, including certain liabilities under the Securities Act, the Exchange Act or other federal or state law. Agents, broker-dealers and underwriters may be entitled to indemnification by us and the Selling Securityholder against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, broker-dealers or underwriters may be required to make in respect thereof.

We have agreed with the Selling Securityholder pursuant to a Registration Rights Agreement entered into on March 16, 2022 in connection with the Closing to use commercially reasonable efforts to keep the registration statement of which this prospectus constitutes a part effective until the termination of such agreement, which is to be the earliest of (i) the 10th anniversary of the agreement and (ii) the date at which the Selling Securityholder ceases to hold the Securities covered by this prospectus.

EXPENSES RELATED TO THE OFFERING

Set forth below is an itemization of the total expenses that are expected to be incurred by us in connection with the offering. With the exception of the SEC registration fee, all amounts are estimates.

$
SEC Registration Fee	$83,701.01
FINRA filing fees	*
Legal Fees and Expenses	*
Accounting Fees and Expenses	*
Printing Expenses	*
Transfer Agent Expenses	*
Miscellaneous Expenses	*

Total	*

*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

ENFORCEMENT OF CIVIL LIABILITIES

We are organized and existing under the laws of the Netherlands. As such, under Dutch private international law, the rights and obligations of our shareholders vis-à-vis the Company originating from Dutch corporate law and our articles of association, as well as the civil liability of our officers (functionarissen) (including our directors and executive officers) are governed in certain respects by the laws of the Netherlands.

We are not a resident of the United States and our officers may also not all be residents of the United States. As a result, depending on the subject matter of the action brought against us and/or our officers, United States courts may not have jurisdiction. If a Dutch court has jurisdiction with respect to such action, that court will apply Dutch procedural law and Dutch private international law to determine the law applicable to that action. Depending on the subject matter of the relevant action, a competent Dutch court may apply another law than the laws of the United States.

Also, service of process against non-residents of the United States can in principle (absent, for example, a valid choice of domicile) not be effected in the United States.

Furthermore, substantially all of our assets are located outside the United States. On the date of this prospectus, (i) there is no treaty in force between the United States and the Netherlands for the reciprocal recognition and enforcement of judgments, other than arbitration awards, in civil and commercial matters and (ii) both the Hague Convention on Choice of Court Agreements (2005) and the Hague Judgments Convention (2019) have entered into force for the Netherlands, but have not entered into force for the United States. Consequently, a judgment rendered by a court in the United States will not automatically be recognized and enforced by the competent Dutch courts. However, if a person has obtained a judgment rendered by a court in the United States that is enforceable under the laws of the United States and files a claim with the competent Dutch court, the Dutch court will in principle give binding effect to that United States judgment if (i) the jurisdiction of the United States court was based on a ground of jurisdiction that is generally acceptable according to international standards, (ii) the judgment by the United States court was rendered in legal proceedings that comply with the Dutch standards of proper administration of justice including sufficient safeguards (behoorlijke rechtspleging), (iii) binding effect of such United States judgment is not contrary to Dutch public order (openbare orde) and (iv) the judgment by the United States court is not incompatible with a decision rendered between the same parties by a Dutch court, or with a previous decision rendered between the same parties by a foreign court in a dispute that concerns the same subject and is based on the same cause, provided that the previous decision qualifies for recognition in the Netherlands. Even if such a United States judgment is given binding effect, a claim based thereon may, however, still be rejected if the United States judgment is not or no longer formally enforceable. Moreover, if the United States judgment is not final (for instance when appeal is possible or pending) a competent Dutch court may postpone recognition until the United States judgment will have become final, refuse recognition under the understanding that recognition can be asked again once the United States judgment will have become final, or impose as a condition for recognition that security is posted.

A competent Dutch court may deny the recognition and enforcement of punitive damages or other awards. Moreover, a competent Dutch court may reduce the amount of damages granted by a United States court and recognize damages only to the extent that they are necessary to compensate actual losses or damages. Thus, United States investors may not be able, or experience difficulty, to enforce a judgment obtained in a United States court against us or our officers.

LEGAL MATTERS

The validity of the issuance of the Ordinary Shares being registered by this registration statement has been passed on by NautaDutilh N.V., Dutch counsel to Allego. Weil, Gotshal & Manges LLP will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Allego. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Allego N.V. appearing in the 2022 Form 20-F as of December 31, 2022 and 2021 and for the years in the three year period ended December 31, 2022 have been audited by Ernst & Young Accountants LLP, independent registered public accounting firm, as set forth in their report thereon, included therein (which contains an explanatory paragraph describing a change in accounting principle as described in Note 2.7.24 to the consolidated financial statements), and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the periodic reporting and other information requirements of the Exchange Act as applicable to a “foreign private issuer,” and we file annual reports and other information from time to time with the SEC in accordance with such requirements. Our SEC filings will be available to the public on the internet at a website maintained by the SEC located at www.sec.gov.

We also maintain an Internet website at www.allego.eu. We will make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our Annual Reports on Form 20-F; our reports on Form 6-K; amendments to these documents; and other information as may be required by the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference in this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, the accompanying prospectus supplement, if applicable, or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Therefore, before you decide to invest in a particular offering under this shelf registration statement, you should always check for reports we may have filed with the SEC after the date of this prospectus. We incorporate by reference in this prospectus the following information:

•	our annual report on Form 20-F for the fiscal year ended December 31, 2022 filed with the SEC on May 16, 2023;

•	our Current Reports on Form 6-K furnished to the SEC on July 3, 2023, on August 24, 2023 (as amended on August 25, 2023), on September 29, 2023 and on November 28, 2023; and

•

the description of the securities contained in our registration statement on Form 8-A filed on March 17, 2022 pursuant to Section 12 of the Exchange Act, together with all amendments and reports filed for the purpose of updating that description.

All subsequent annual reports on Form 20-F that we file with the SEC prior to the completion or termination of this offering shall be deemed to be incorporated by reference to this prospectus and to be a part hereof from the date of filing of such documents. We may also incorporate by reference part or all of any reports on Form 6-K that we subsequently furnish to the SEC prior to the completion or termination of this offering by identifying in such Forms 6-K that they, or certain parts of their contents, are as being incorporated by reference into this prospectus and any Forms 6-K so identified shall be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of submission of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede the information contained in this prospectus.

You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate or complete at any date other than the date mentioned on the cover page of those documents or otherwise specified therein.

We file reports, including annual reports on Form 20-F and furnish reports on Form 6-K, with the SEC pursuant to the rules and regulations of the SEC that apply to foreign private issuers. You can read our SEC filings, including the registration statement, over the internet at the SEC’s website at www.sec.gov and at our website at www.allego.eu. We do not incorporate the information contained on, or accessible through, the Company’s websites into this prospectus, and you should not consider it as a part of this prospectus.

You may request a copy of any and all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus, at no cost, upon written or oral request made to Allego N.V., Westervoortsedijk 73 KB, 6827 AV Arnhem, the Netherlands, Tel: +31(0)88 033 3033.

ALLEGO N.V.

300,000,000

ORDINARY SHARES

DEBT SECURITIES

WARRANTS

UNITS

Offered by Allego N.V.

and

197,837,067 ORDINARY SHARES

Offered by the Selling Securityholder

PROSPECTUS

December 7, 2023